AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1998

------------------------------------------------------------------------------
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                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 3 TO

                                   FORM SB-2
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933

                          EUROWEB INTERNATIONAL CORP.

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                    DELAWARE
                             (STATE OR JURISDICTION

                       OF INCORPORATION OR ORGANIZATION)

                                      7379

                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   13-3696015

                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

             445 PARK AVENUE, 15TH FLOOR, NEW YORK, NEW YORK 10022
                (212) 758-9870 (ADDRESS AND TELEPHONE NUMBER OF

                          PRINCIPAL EXECUTIVE OFFICES)

                                 FRANK R. COHEN

             445 PARK AVENUE, 15TH FLOOR NEW YORK, NEW YORK 10022,
               (212) 758-9870 (NAME, ADDRESS AND TELEPHONE NUMBER

                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                              FRANK R. COHEN, ESQ.
                                 COHEN & COHEN

                          445 PARK AVENUE, 15TH FLOOR
                            NEW YORK, NEW YORK 10022

                              TEL: (212) 758-9870

                              HENRY C. MALON, ESQ.
                        1 BATTERY PARK PLAZA, 3RD FLOOR

                               NEW YORK, NY 10004

                              TEL: (212) 483-9600

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective. If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box|X|.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering|_|.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering|_|.

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box|_|.




                                          CALCULATION OF REGISTRATION FEE

                                                PROPOSED        PROPOSED

TITLE OF EACH                            MAXIUM       MAXIUM
CLASS OF SECUTITIES         AMOUNT      OFFERING     AGGREGATE      AMOUNT OF
TO BE REGISTERED            TO BE         PRICE      OFFERING     REGISTRATION
                          REGISTERED   PER UNIT(1)    PRICE(1)         FEE

Units each consisting
  of one share of
  Preferred Stock,
  $.001 par value,
  and two Common Stock

  Purchase Warrants(2)    1,150,000   $    6.00     $6,900,000     $    2,035
COMMON STOCK, ($.001
  PAR VALUE)(3)           4,600,000         --           --               --
COMMON STOCK, ($.001
  PAR VALUE)(4)           2,300,000   $    2.20     $5,060,000     $    1,493
UNDERWRITERS' UNIT
  WARRANTS(5)               100,000   $     .00     $      100             --
UNITS UNDERLYING THE
  UNDERWRITERS'

  UNIT WARRANTS             100,000   $    9.90     $  990,000     $      292
COMMON STOCK, $.001
  PAR VALUE(6)              400,000         --           --                --
COMMON STOCK, $.001
  PAR VALUE(7)              200,000   $    2.20     $  440,000     $      130

-------------------------------------------------------------------------------
Total registration Fee                              $1,390,100         $3,950

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                                             (FOOTNOTES CONTINUED ON NEXT PAGE)

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

(Continued from cover page)

(1) Estimated solely for the purpose of computing the registration fee. (2) Includes 150,000 Units subject to the Underwriters' over-allotment option.

(3) Issuable upon conversion of Preferred Shares.

(4) Represents shares of Common Stock issuable upon the exercise of Warrants. The Registration Statement also covers any additional shares which may become issuable pursuant to antidilution provisions in the aforementioned warrants.

(5) To be issued to the Underwriters.

(6) Issuable upon conversion of Preferred Shares underlying Underwriters' Unit Warrants.

(7) Issuable upon exercise of Warrants included in the Units underlying the Underwriters' Unit Warrants. The Registration Statement also covers any additional shares which may become issuable pursuant to antidilution provisions in the aforementioned warrants.

                  PRELIMINARY PROSPECTUS DATED AUGUSt 19, 1998

                             SUBJECT TO COMPLETION

                          EUROWEB INTERNATIONAL CORP.

                                1,000,000 Units

           Each Unit Consisting of One Share of Series A Convertible Cumulative Redeemable Preferred Stock and Two Common Stock Purchase Warrants

                  --------------------------------------------


     Euroweb International Corp. ("Euroweb" or the "Company") hereby offers 1,000,000 Units (the "Units"), each Unit consisting of one share of Series A Convertible Cumulative Redeemable Preferred Stock (the "Preferred Shares") and two Common Stock Purchase Warrants (the "Warrants"). The components of the Units will not be separately transferable until 1999 (nine months after the date of the Prospectus) or such earlier date after (two months after the date of this Prospectus) as J.W. Barclay & Co., Inc. (the "Representative") may determine (the "Separation Date"). The Warrants are neither detachable nor separately transferable until the Separation Date. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $_ per share after the Separation Date until 2003 (five years after the date of the Prospectus). The Warrants may be redeemed by the Company commencing two months after the Separation Date under certain circumstances. Each Preferred Share is convertible into three shares of Common Stock commencing on the Separation Date and pays a cumulative annual dividend of $.36 per share payable on April 30 of each year.

                             (Continued on page 2)

                  --------------------------------------------


                  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
                      DEGREE OF RISK. SEE "RISK FACTORS."

                  --------------------------------------------


THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriting



                                 Price to      Discounts and       Proceeds to
                                  Public       Commissions(1)       Company(2)

------------------------------------------------------------------------------

Per Unit.......................  $6.00               $.60             $5.40
------------------------------------------------------------------------------
Total(3).......................  $6,000,000          $600,000       $5,400,000
-------------------------------------------------------------------------------

(1) Does not reflect additional compensation to the Underwriters, including a nonaccountable expense allowance equal to 3% of the aggregate purchase price of the Units and Warrants to purchase 100,000 Units from the Company, for a period of five years commencing on the effective date of the Offering, at an exercise price equal to 165% of the public offering price of the Units. The Company and the Underwriters have also agreed to indemnify each other against certain civil liabilities including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses of the Offering estimated at $400,000 which includes the Underwriters' nonaccountable expense allowance.

(3) The Company has granted an option to the Underwriters exercisable within 45 days after the date of this Prospectus, to purchase up to an additional 150,000 Units, on the same terms, solely to cover over-allotments, if any. If the over allotment option is exercised in full, the total "Price to Public," "Underwriting Discounts and Commissions" and "Proceeds to Company" would be $6,900,000, $690,000, and $6,210,000, respectively.
    See "Underwriting."

    The Units are being offered by the Underwriters on a "firm commitment" basis, subject to prior sales, receipt and acceptance, the approval of certain legal matters by counsel and certain other conditions. The Underwriters reserve the right to reject orders in whole or in part.
    It is expected that delivery of the certificates representing the Units will be made at the offices of J.W. Barclay & Co., Inc., One Battery Park Plaza, New York, New York 10004 on or about 1998.

                            J.W. BARCLAY & CO., INC.
                      The date of this Prospectus is 1998

   (Continued from Cover Page)

     Dividends on the Preferred Shares may be paid in shares of Common Stock or cash at the Company's option. For the foreseeable future, the Company expects to make dividend payments in shares of Common Stock to the extent it may legally do so. The Company has been operating at a loss since it commenced operations. In the years ended December 31, 1996 and 1997, the Company had losses of $3,795,014 and $2,007,228, respectively. For the first six months of 1997 and 1998, the Company had losses of $1,411,693 and $377,104 respectively. The Preferred Shares are redeemable after the Separation Date at the option of the Company, on not less than 30 days' written notice to registered holders at the redemption price of $7.20 per share plus accumulated dividends, provided the Company may not redeem the Preferred Shares unless the closing price of the Common Stock equals or exceeds $ per share for at least 20 of the 30 consecutive trading days ending within five trading days prior to the date the redemption notice is mailed. See "Description of Securities."

     The Company's Common Stock is traded on the NASDAQ Small-Cap Market under the symbol EWEB. There has been no market for the Units or the Preferred Shares or the Common Stock Purchase Warrants prior to this offering. It is expected that after this offering, the Units will trade on the NASDAQ Small-Cap Market under the symbol EWEBU, but there can be no assurance that a market will develop for the Units. See "Underwriting." On August 17, 1998, the closing bid prices of the Common Stock, as reported by NASDAQ, was $1 7/8. See "Price
Range of Securities."

                                   --------------------------------------------


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE UNITS OF THE COMPANY, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. SUCH STABILIZING ACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                   --------------------------------------------


                                               AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 (the "Act") with respect to the securities to which this Prospectus relates. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be obtained, together with other information about the Company, from the Public Reference Section of the Commission upon payment of the prescribed fees.

     The Company will provide without charge to any person who receives a copy of this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus. Any such request should be directed to the attention of Frank R. Cohen, Chairman of the Board, EuroWeb International Corp. at 445 Park Avenue, New York, New York 10022, telephone number: (212) 758-9870.

     The Company furnishes its stockholders after the close of each fiscal year, annual reports containing financial statements audited by its independent certified public accountants. The Company will also furnish other reports as it may determine or as may be required by law.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance with
Section 12(g) thereunder, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60601.

     The Commission maintains a Web Site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file documents electronically with the Commission.

                                            FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY. SUCH STATEMENTS REFLECT SIGNIFICANT ASSUMPTIONS AND SUBJECTIVE JUDGMENTS BY THE COMPANY'S MANAGEMENT CONCERNING ANTICIPATED RESULTS. THESE ASSUMPTIONS AND JUDGMENTS MAY OR MAY NOT PROVE TO BE CORRECT. MOREOVER, SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF SUCH RISKS, SEE "RISK FACTORS." INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE UNDERWRITER HAS NOT ATTEMPTED TO VERIFY THE BASIS FOR ANY SUCH STATEMENTS INDEPENDENTLY AND NEITHER THE UNDERWRITER NOR THE COMPANY UNDERTAKE ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OCCURRING OR CIRCUMSTANCES ARISING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including notes thereto, appearing elsewhere in this Prospectus. Except as otherwise noted (i) the information in this Prospectus assumes that the Underwriter's over-allotment option will not be exercised, and (ii) all statistical and financial information presented in this Prospectus has been converted into United States Dollars using exchange rates as of July 31, 1998. All references to $ or Dollars are to United States Dollars; all references to "HUF" are to Hungarian Forints. As of July 31, 1998, the Exchange Rate was HUF 215 to $1.

THE COMPANY

     EuroWeb International Corp. ("EuroWeb" or the "Company") is a full service Internet service provider ("ISP") operating in Hungary, supplying international leased lines and MCI VSAT data connections to the World Wide Web and providing access to managed lease lines and dial-up subscribers, complete Internet graphic services including designing and creation of Web sites and hosting of Web sites, Internet fax discount services, and development of software to provide electronic commercial Internet based solutions to perform many business processes.

     The Company was organized on November 9, 1992 under the laws of the State of Delaware as Hungarian Teleconstruct Corp., and changed its name to EuroWeb International Corp. on July 9, 1997. It was a development stage company through December 31, 1993. It originally had two subsidiary Hungarian corporations, one of which was engaged as a general contractor in the construction of buildings and the other was engaged in the construction of local telephone exchanges for community sponsored telecom companies in Hungary. It had two operating business segments: (1) building of condominium apartments and (2) design and laying of underground fiber optic telephone and cable lines. The latter segment was discontinued in 1994.

     The Company built two luxury 14-unit condominium buildings in Budapest, which were completed in early 1998, at which time the Company ceased its construction activities. One of such buildings was sold in March 1998, and the second was leased for a five-year period commencing April 1, 1998. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions").

     On January 2, 1997, the Company entered the Internet service provider business in Hungary acquiring three Hungarian Internet Service companies, namely EUNET Hungary Ltd. (EUNET"), MS Telecom Rt. ("MS Telecom"), and E-Net Hungary Telecommunications and Multimedia, Kft. ("E-Net"). EUNET was a provider of managed leased line Internet access to corporate customers, MS Telecom was a provider of dial-up Internet access to small businesses, and E-Net was a developer of Web Sites. Each of these companies had separate facilities, marketed their services through different channels, had different customer bases, different personnel and different bookkeeping systems. By the end of April 1997, the Company rented a new facility, combined all three companies into one facility, eliminated approximately 35% of the personnel to avoid duplication, established a common accounting department and was able to retain the customer bases of each of the acquired companies.

     In 1998 the Company started a division to develop Internet software to provide electronic commercial based solutions to perform many business processes. This division was retained by Fornex, an agent of the Budapest Stock Exchange ("BSE"), to develop software to record all transactions on the BSE in real time, which information can be obtained by subscribers through the Internet. The division also has been retained by Posta Bank, Hungary's second largest bank, to help develop software for home banking use by customers of the bank and to provide access for the customers to enable the customers to transfer funds on deposit at the bank by the Internet electronically to third parties. The Company is also working on software for credit card processing and transaction validation.

     The Company also added discount fax service for its customers in 1998. These services enable customers to send faxes anywhere in the world at a cost substantially lower than what the customers would pay using ordinary telephone lines. Customers are able to access this new service using a regular fax machine or through their computers. Recipients will be able to receive the transmission on a computer or on a fax machine. The Company is also the node for faxes sent to Hungary from locations around the world by members of a worldwide alliance of Internet service providers known as GRIC (Global Research Internet Connection).

     EuroWeb further expanded its capabilities in 1998 by leasing satellite space on a satellite owned by MCI.

     The Company's objective is to become the leading Hungarian Internet professional services firm. To achieve its goal, the Company's strategy is to expand its Internet services and solutions, both through internal growth and through related business acquisitions.

     Unless the context otherwise requires, when used herein, the term "Company" shall include EuroWeb International Corp. and its Hungarian subsidiaries, EuroWeb Rt., which administers the Internet Company's operations in Hungary, and Teleconstruct Epitesi, Kft., which administers the Company's building operation in Hungary. The office of the Company in the United States is 445 Park Avenue, New York, NY 10022; Telephone number: (212) 758-9870. The office of both subsidiaries in Hungary is H-1122 Budapest, Varosmajor utca 13; Telephone number: (361) 2244-000.

                                THE OFFERING(1)



Securities Offered              1,000,000 Units, each unit consists of one
by the Company                  Preferred Share and two Common Stock Purchase
                                Warrants. The Underwriter has an option to purchase up to 150,000 additional Units to cover over-allotments. See "Underwriting."
                                The Preferred Shares and the Common Stock
                                Purchase Warrants are not detachable,
                                separately transferable or exercisable until
                                May 12, 1999 or such earlier date
                                after October 12, 1998 as may be designated by the Underwriter (the "Separation
                                Date"). See "Description of Securities."

Rights of the Preferred Shares:

   Dividends .................  Cumulative annual dividends of $.36 payable on April 30 of each year beginning April 30, 1999. Unpaid dividends will accumulate and be payable prior to the payment of dividends on the Common Stock. The Company may, at its option, pay dividends in shares of Common Stock, in lieu of cash. Shares used for such purpose will be valued at the average closing bid price during the ten trading days ending on the tenth day before the dividend record date, subject to certain conditions.
                                For the foreseeable future, the Company
                                expects to make dividend payments on the Preferred Shares in shares of Common Stock. See "Description of Securities."

   Conversion Rights............Unless previously redeemed, Preferred Shares are convertible at any time at the option of the holder, commencing on the Separation Date at the rate of _____ (_) shares of Common Stock for each Preferred Share, subject to adjustment under certain circumstances.

   Redemption.................. The Preferred Shares are redeemable at the
                                Company's option beginning on the Separation
                                Date at the redemption price of $7.20 per share plus accumulated dividends, provided the Company may not redeem Preferred Shares unless the closing price of the Common Stock equals or exceeds $_ per share for 20 of the 30 consecutive trading days ending within five trading days prior to the date the notice of redemption is mailed.

   Voting Rights................Preferred Shares will be entitled to one vote per share voting together with the
                                Common Stock, as one class except as
                                otherwise provided by the Delaware General
                                Corporation Law or in connection with certain other matters. See "Description of Securities
                                - Series A Convertible Cumulative
                                Redeemable Preferred Stock.".

Warrants:

   Exercise Price...............$____ per share subject to adjustment in certain circumstances. See "Description of
                                Securities-- Warrants." The Warrants may be exercised at any time commencing on the Separation Date.

   Expiration Date..............                       2003.

Redemption......................Redeemable by the Company at any time commencing on the earlier of the Separation
                                Date or at a price of $.__ per
                                Warrant, provided that the closing sale or bid price per share of the Common Stock exceeds $____ per share on at least 20 of the 30 consecutive trading days ending within 15 days of the date on which the Company mailed notice of redemption. See "Description of Securities--Warrants."

Common Stock Outstanding
  (prior to and after
  Offering(2)...................5,336,750 shares of Common Stock.

Preferred Stock Outstanding:

   Prior to the Offering........ 0

   After the Offering(3)........ 1,000,000 Preferred Shares.

Warrants and Options
  Outstanding(2)

   Prior to the Offering........ 1,405,000
   After the Offering...........

Use of Proceeds................. The net proceeds of the Offering will be used for acquisitions of complementary
                                 businesses, establishment of a branch
                                 office in Central Europe, development of software, marketing and advertising, purchase of additional equipment, working capital, and general corporate purposes. See "Use of Proceeds".

Risk Factors.................... The securities offered hereby involve a high degree of risk and immediate substantial dilution. See "Risk Factors."

NASDAQ Symbols:

   Common Stock..................EWEB

   Preferred Shares..............EWEBP

   Warrants......................EWEBW

   Units ........................EWEBU



(1) Unless otherwise indicated, all information in this Prospectus assumes that no portion of the Over-allotment Option is exercised.

(2) Does not include an aggregate of ___________ shares of Common Stock, reserved as follows: (i) 350,000 shares reserved for outstanding options granted pursuant to the Company' Stock Option Plan; (ii) 1,055,000 shares reserved to cover exercise of outstanding Common Stock Purchase Warrants and options; (iii) __________ shares issuable upon conversion of the Preferred Shares including shares issuable on exercise of the over-allotment option; (iv) _________ shares issuable on exercise of warrants included in Units including warrants issuable on exercise of overallotment option; and (v) __________ shares issuable upon conversion of the Preferred Shares underlying the Underwriters' Preferred Share Warrants. In addition, shares of Common Stock may be issuable upon payment of dividends on the Preferred Shares.

(3) Does not include 150,000 Units reserved to cover Underwriters' Over Allotment Option.

                        SUMMARY OF FINANCIAL INFORMATION

     The following table summarizes certain selected consolidated financial data derived from the financial statements of the Company, and is qualified in its entirety by the more detailed consolidated financial statements included elsewhere herein.

OPERATING STATEMENT DATA

                                                        YEAR ENDED                 SIX MONTHS ENDED
                                                        DECEMBER 31,                   JUNE 30,
                                                 1996              1997             1997          1998
                                                                                 (UNAUDITED)   (UNAUDITED)

Revenues - Internet......                .        $       --     $1,270,135      $608,080        $840,000
         - Construction...                                --             --            --       1,724,468
         - Rent income                                    --             --            --          66,000
                                                  -----------    -----------      --------      ----------
                                                           --      1,207,135       608,080       2,630,468
                                                  -----------     ----------      --------       ---------
Expenses (income):
Cost of construction.......................                --             --            --       1,723,870
Compensation and related costs.............         1,364,550        810,543       386,117         316,945
Network costs..............................                --        525,530       194,493         453,269
Consulting and professional fees...........           190,330        234,042       203,362          93,124
Rent.......................................             5,716        117,531        55,193          65,593
Depreciation and amortization..............            29,352        497,362       245,268         250,192
Interest - net.....................                   287,677        370,166       338,306         (11,733)
Financing costs............................            99,000        153,965       133,703              --
Foreign currency loss......................           150,917         28,654        75,761           6,148
Write-down of construction-in-
  progress to estimated market value.......         1,000,000        350,000            --              --
Gain on sale of investment in affiliate....                --       (524,000)           --              --
Other......................................           379,472        713,570       387,570         110,164
                                                    ---------     ----------     ---------     -----------
                                                    3,517,014      3,277,363     2,019,773       3,007,572
                                                    ---------     ----------     ---------      ----------
Loss before equity in net loss of
  unconsolidated affiliate.................        (3,517,014)    (2,007,228)   (1,411,693)       (377,104)
Equity in net loss of unconsolidated
  affiliate..................................         278,000)            --            --              --
                                                   -----------    ----------   -----------   -------------

Net Loss...................................        (3,795,014)    (2,007,228)   (1,411,693)       (377,104)
Other comprehensive income(loss) -
  foreign currency translation adjustment....                --        (35,900)           --           7,592
                                                  -----------     ----------    ----------     -----------
Comprehensive loss.........................       ($3,795,014)   ($2,043,128)  ($1,411,693)      ($369,512)
                                                  ===========     ==========   ===========      ==========
Net loss per share - basic and diluted.....            (2.26)         ($0.54)        $(.47)          $(.07)
                                                       ======        =======         ======          =====
Weighted average number of shares
  outstanding................................       1,681,000      3,728,000     3,007,469       5,118,892
                                                 ============    ===========     =========       =========

BALANCE SHEET DATA

                                              DECEMBER 31,
                                                  1997                AS OF JUNE 30, 1998
                                                 ACTUAL          ACTUAL         AS ADJUSTED(1)

         Current assets....................    1,519,511       1,093,529            6,093,529
         CURRENT LIABILITIES...............    1,349,079       1,087,572            1,087,572
         WORKING CAPITAL...................      170,432           5,957            5,005,957
         TOTAL ASSETS......................    6,640,304       4,477,314            9,477,314
         STOCKHOLDERS' EQUITY..............    3,551,572       3,343,742            8,343,742



(1) ADJUSTED FOR THE UNITS TO BE SOLD BY THE COMPANY IN THIS OFFERING AND THE ESTIMATED NET PROCEEDS OF $5,000,000 TO BE RECEIVED BY THE COMPANY.

                                                   RISK FACTORS

     This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including the factors set forth below and elsewhere in this Prospectus. The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Securities offered hereby

1. Limited Operating History; Accumulated Deficit. Although the Company was founded in November 1992, it only entered the Internet business in January 1997 by acquiring three operating Internet businesses. Accordingly, the Company has only a limited operating history on which to base an evaluation of its present business and prospects. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet. Such risks for the Company include, but are not limited to, an evolving business model and the management of both internal and acquisition~based growth. To address these risks, the Company must, among other things, continue to expand its client base, continue to develop the strength and quality of its operations, maximize the value delivered to clients, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.

     The Company has incurred net losses since inception, and as of June 30, 1998 had an accumulated deficit of $15.5 million. In 1997, the only complete year in which the Company had Internet operations, the Company incurred a net loss of approximately $2.0 million. In the first six month period ended June 30, 1998 the Company had a net loss of $377,104. On a pro forma basis, assuming that the acquisition by the Company of the three Internet services providers occurred on January 1, 1996, the Company's consolidated net loss for the year ended December 31, 1996 would have been approximately $4.6 million. Although the Company has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. There can be no assurance that the Company will achieve or sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

2. Risks Associated with Unspecified Acquisitions. The Company intends to use approximately 40% of the proceeds of this offering to expand its operations through acquisitions of complementary businesses such as making selective acquisitions of subscriber bases or service firms. While the Company from time to time evaluates possible acquisition opportunities, as of the date of this Prospectus, the Company has no plans, agreements, commitments, understandings or arrangements with respect to any such acquisition. Accordingly, the shareholders of the Company will not be able to review or vote on any such acquisitions which the Company may make. There can be no assurance that the Company will ultimately effect any acquisition, that it will be able to successfully integrate into its operations any subscriber base which it may acquire or that the Company will not incur significant amortization expense associated with attrition of newly acquired subscriber bases. See "Use of Proceeds: and "Business--EuroWeb Strategy."

3. Risks Related to Expansion. The Company has limited experience in effectuating rapid expansion and there can be no assurance that the Company will be able to successfully expand its operations or manage growth.

4. Possible Future Capital Needs. The Company currently anticipates that its available cash resources, combined with the net proceeds to the Company from this offering, will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next 12 months.
     However, the Company may need to raise additional funds in order to support more rapid expansion, acquire complementary businesses or technologies or take advantage of unanticipated opportunities through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Company, or at all. If adequate funds are not available on acceptable terms, the Company may be unable to develop or enhance its services and products or take advantage of future opportunities either of which could have a material adverse effect on the Company's business, results of operations and financial condition. The Company may determine, depending upon the opportunities available to it, to seek additional debt or equity financing to fund the cost of acquiring subscriber bases or service firms. To the extent that the Company finances an acquisition with equity securities, any such issuance of equity securities would result in dilution to the interests of the Company's stockholders. Additionally, to the extent that the Company incurs indebtedness or issues debt securities in connection with any acquisition, the Company will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. See "Use of Proceeds" and "Business--EuroWeb Strategy.

5. Recruitment and Retention of Internet Solutions Professionals. The Company's business of delivering Internet services is labor intensive. Accordingly, the Company's success depends in part on its ability to identify, hire, train and retain employees who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. There is currently a shortage of such personnel, and this shortage is likely to continue for the foreseeable future, The Company competes intensely for qualified personnel with other companies, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Employees."

6. Broad Discretion by Management in Application of All Proceeds; Benefits of Related Parties. Approximately $2,000,000 (40.0%) of the estimated net proceeds of this offering has been allocated to acquisition costs and $400,000 (8.0%) to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. Additionally, a portion of the proceeds of this offering allocated to working capital may be used to pay the salaries of executive officers (which is anticipated to be approximately $318,000 (or 6.4% of the net proceeds) during the twelve months following this offering) to the extent operating cash flow is insufficient for such purpose. The failure of Management to apply such funds effectively could have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds."


7. Competition, Low Barriers to Entry. The market for Internet services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's principal competitors are Datanet, which has a customer base similar to that of the Company but larger than the Company's, and MATAV, the national Hungarian telephone company, which targets residential rather than business subscribers. The Company believes it can compete on the basis of the quality and reliability of its services, but there can be no assurance that it will be able to compete successfully.

     There are relatively low barriers to entry into the Company's business. Because professional services firms such as the Company rely on the skill of their personnel and the quality of their client service, the Company has no patented technology that would preclude or inhibit competitors from entering the Internet services market. The Company expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Competition."

  8. Management of Growth. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational, financial and other resources. The Company expects that continued hiring of new personnel will be required to support its business. The Company's future success will depend, in part, upon its ability to manage its growth effectively, which will require that the Company continue to implement and improve its operational, administrative and financial and accounting systems and controls and to expand, train and manage its employee base. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to exploit the market for the Company's business model. Furthermore, the Company's future performance will depend on the Company's ability to integrate any organizations which it may acquire and whose integration, which, even if successful, could take a significant period of time and will place a significant strain on the Company. As a result, there can be no assurance that the Company will be able to integrate any acquisitions successfully or in a timely manner in accordance with its strategic objectives. If the Company is unable to manage internal or acquisition-based growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected. See "Business-- Employees."

 9. Rapid Technological Change. The market for Internet services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render the Company's existing service practices and methodologies obsolete. The Company's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. There can be no assurance that the Company will be successful in responding quickly, cost-effectively and sufficiently to these developments. If the Company is unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or client requirements, its business, results of operations and financial condition would be materially adversely affected.

    See "Business--Industry Overview."

10. Dependence on Key Personnel; Limited Management; Need for Qualified Management and Other Personnel. The success of the Company will be dependent on The personal efforts of Csaba Toro, Managing Director of Operations, Frank R. Cohen, Chairman, Chief Executive Officer and Treasurer and Robert Genova, who will serve as President after the Offering. Although the Company has entered into an employment agreement with Mr. Cohen and intends to enter into employment agreements with Messrs. Genova and Toro effective the month after completion of this offering, the loss of the services of any of such individuals could have a material adverse effect on the Company's business and prospects. The Company does not have and does not intend to obtain "key-man" insurance on the life of any of its officers. Mr. Toro devotes all of his time to the affairs of the Company, Mr Cohen devotes 75% of his time and Mr. Genova will devote 75% of his time to the affairs of the Company. Mr. Cohen is also a member of Cohen & Cohen, a law firm that is representing the Company in this offering. At the present time the Company has only two executive officers. The success of the Company is largely dependent upon its ability to hire and retain additional qualified management, marketing, technical, financial and other personnel including a Chief Financial Officer. Competition for qualified personnel is intense, and there can be no assurance that the Company will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel will have a material adverse effect on the Company. See"Business- Employees" and "Management."

11. Government Regulation and Legal Uncertainties. The Company is not currently subject to direct government regulation other than laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing growth and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to the Internet covering issues such as user privacy, freedom of expression, pricing of products and services, taxation, information security or the convergence of traditional communications services with Internet communications. Moreover, the adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services or increase the cost bf doing business or in some other manner have a material adverse effect on the Company's business, results of operations or financial condition. See "Business--Government Regulations."

12. Foreign Currency and Exchange Risks and Rate Revaluation. The Company will be subject to significant foreign exchange risk. There are currently no meaningful ways to hedge currency risk in Hungary. Therefore, the Company's ability to limit its exposure to currency fluctuations is significantly restricted.

     Although the Forint has recently become exchangeable outside Hungary, there is not yet a freely convertible exchange market in place for the Forint. In addition, Hungarian law permits the repatriation of foreign currency only for dividends to the extent of capital investment and earnings, as determined under applicable Hungarian law. There can no assurances as to the future exchangeability or convertibility of Forints. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Foreign Currency."

13. No Prior Public Market for Units or Preferred Shares. Prior to the Offering, there has been no public market for the Units or the Preferred Shares, and there can be no assurance that an active trading market will develop or continue after the completion of the Offering. The initial public offering price of the Units has been determined by negotiations between the Company and the Underwriter and may not be indicative of the market price for the Units after the Offering. Since July 29, 1993, the Common Stock has traded on the NASDAQ SmallCap Market.

     See "Description of Securities."

14. Dividends. The Company has not previously paid any dividends on its Common Stock and intends to follow a policy of retaining all of its cash flow from operations, if any, to finance the development and expansion of its business. Since its formation, the Company's operation have resulted in losses, and for the foreseeable future, the Company expects to pay dividends on the Preferred Shares in Common Stock, to the extent legally permissible. See "Dividend Policy."

15. Risk of Inclusion of Forward-Looking Statements. This Prospectus includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. Such statements reflect significant assumptions and subjective judgments by the Company's management concerning anticipated results. These assumptions and judgments may or may not prove to be correct. Moreover, such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Underwriter has not attempted to verify the basis for any such statements independently and neither the Underwriter nor the Company undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events occurring or circumstances arising after the date hereof or to reflect the occurrence of unanticipated events. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

16. Effect of Outstanding Options and Warrants on Future Price of Common Stock. As of the date of this Prospectus, there are outstanding Warrants to purchase an aggregate of 575,000 shares of Common Stock at prices from $1.25 to $14.75 per share, outstanding non-plan stock options to purchase 480,000 shares of Common Stock at prices ranging from $1 to $2 per share and options outstanding under the Option Plan to purchase 350,000 shares of Common Stock at prices from $1 to 3 3/8 per share. No prediction can be made as to the effect, if any, that the exercise of Warrants and stock options will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the prevailing market price for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities--Outstanding Options and Warrants."

17. Possible Delisting and Risk of Low-Priced Securities. The Common Stock is currently being quoted on the NASDAQ SmallCap Market under the symbols "EWEB." The Units are expected to be approved for listing, subject to official notice of issuance, on the NASDAQ SmallCap Market. If the Company is unable to satisfy the NASDAQ SmallCap Market maintenance criteria in the future, its Units and Common Stock may be delisted from trading on the NASDAQ SmallCap Market. If it did not qualify for such listing, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"), and consequently an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's securities.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations also require that broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

     If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market. The Company's Common Stock was trading below $1 per share for more than a year prior to April 1998. Furthermore, the Company's net tangible assets at June 30, 1998 were approximately $1,980,000.

18. Possible Negative Effects of Preferred Stock. The Company has authorized 5,000,000 shares of Preferred Stock, of which 1,500,000 have been designated as Series A Convertible Cumulative Redeemable Preferred Stock. The designation, rights and preferences of the remaining 3,500,000 shares (including voting, dividend, redemption and liquidation rights) may be fixed by the Company's Board of Directors, from time to time, without further shareholder action. Shares of such remaining shares of Preferred Stock could be issued in the future with such rights and preferences as could make the possible takeover of the Company or the removal of management of the Company more difficult or could otherwise adversely impact the rights of holders of Common Stock. Further, under current regulations of the Securities and Exchange Commission, if any such Preferred Stock were issued by the Company with such voting rights as had the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of Common Stock, such issuance could result in the disqualification of the Company's securities from listing on NASDAQ or on a securities exchange. See "Description of Securities--Preferred Stock."

19. Limited Voting Rights of Preferred Shares. Until conversion, the Preferred Shares will be entitled to only one vote per share, voting together with the Common Stock as one class on all matters except as otherwise provided by Delaware law and with respect to the issuance of certain additional shares of Preferred Stock. Each Preferred Share is convertible into ____ shares of Common Stock, each of which is entitled to one vote. See "Description of Securities."

20. Limitation on Director Liability. As permitted by Delaware corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders for monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law. See "Management--Limitation of Liability and Indemnification."

                           PRICE RANGE OF SECURITIES

     Prior to the date hereof, there has been no market for the Units or Preferred Stock of the Company. The Company's Common Stock has traded since July 29, 1993 on the NASDAQ Small-Cap Market. Prior to that date, there was no established public trading market for the Company's Common Stock. The name of the corporation was changed from Hungarian Teleconstruct Corp. to EuroWeb International Corp. on July 9, 1997 and the symbol was changed from HTEL to EWEB on the NASDAQ Small-Cap Market.

     The NASDAQ SmallCap Market now requires that in order to continue to be listed, the Company must maintain $2 million in net tangible assets and a minimum bid price of $1.00 per share. Failure to meet either of these maintenance requirements in the future may result in the discontinuance of the inclusion of the Company's securities in the NASDAQ SmallCap Market. In such event trading, if any, of the Company's securities would thereafter be conducted in the non-NASDAQ over-the-counter market known as the Bulletin Board. Although the Company believes that it will be able to satisfy both of these maintenance criteria after the completion of this offering, the Company's Common Stock was trading below $1.00 for more than a year prior to April 1998 and the Company's net tangible assets at June 30, 1998 were approximately $1,903000.

     The following table sets forth the range of high and low bid prices as reported by NASDAQ. Bid quotations reflect interdealer prices without retail mark-up, mark-down or commission transactions.

                                                         HIGH             LOW

                           QUARTER ENDING:

             1995

             March 31, 1995   ......................     13 3/4          4 5/8
             June 30, 1995    ......................      6 1/2          4
             September 30, 1995.....................      7              3 3/4
             December 31, 1995......................      5              2 5/8

             1996

             March 31, 1996   ......................      3 7/8          3 1/4
             June 30, 1996    ......................      3 3/4          2 3/4
             September 30, 1996.....................      5 1/4          2 7/8
             December 31, 1996......................      3 1/8          1 3/8

             1997

             March 31, 1997   ......................      2 1/2          1 1/8
             June 30, 1997    ......................      1 5/16           5/8
             September 30, 1997.....................      1                5/8
             December 31, 1997......................         7/8           3/8

             1998

             March 31, 1998   ......................         1/2           1/4
             June 30, 1998    ......................       3 1/4           3/8
             September 30, 1998 (up to August 17)          2 3/4        1 13/16

     As of July 31, 1998, there were 57 holders of record of the 5,336,750 outstanding shares of the Common Stock. As of July 31, 1998, the Company had an estimated 2,500 beneficial shareholders. The closing bid price of the Common Stock on August 17, 1998 was 1 7/8. There is presently no market for the Units and there can be no assurance that a public trading market for the Units will develop after this Offering. The Underwriter has advised the Company that it intends to make a market for the Units immediately after the public offering of these securities but may discontinue these activities at any time.

     The average daily trading volume of the Company's Common Stock for the month of July 1998 was 217,274 shares.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of the date of this prospectus, and adjusted to give effect to the sale of 1,000,000 Units offered by the Company and the application of the proceeds therefrom as described in "Use of Proceeds."

                                                                                              JUNE 30, 1998
                                                                                        ACTUAL    AS ADJUSTED(1)

Stockholders' equity:

     Common Stock, $.001 par value; 15,000,000 shares authorized;
        issued and outstanding 5,306,750, as adjusted 5,306,750..................  $       5,307     $       5,307
     Preferred Stock $.001 par value, 5,000,000 shares authorized -
        Series A Convertible Cumulative Redeemable Preferred Stock, 1,500,000
        shares authorized - no shares issued, 1,000,000 shares
        issued as adjusted.........................................................            0             1,000
     Additional paid-in capital..................................................     18,916,550        23,915,550
     Deficit.....................................................................    (15,549,807)      (15,549,807)
Accumulated other comprehensive loss:

     Foreign currency translation adjustments....................................        (28,308)          (28,308)
                                                                                     ------------      ------------
        Total Stockholders' Equity...............................................    $ 3,343,742       $ 8,343,742
                                                                                      ==========        ==========

(1) Unless otherwise indicated, all information in this Prospectus assumes that no portion of the Over-allotment Option is exercised.

                                                  DIVIDEND POLICY

     The Company has never paid any cash dividends on the Common Stock. The Company anticipates that in the foreseeable future, earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that cash dividends will be paid either on the Preferred Shares or Common Stock. It is expected that dividends on the Preferred Shares in the foreseeable future will be paid in Common Stock if the Company is legally able to do so. The Company is dependent upon payment of dividends from its Hungarian subsidiary companies as the source of its own cash dividends.

     Hungarian companies are permitted to pay annual dividends out of profits, determined on the basis of Hungarian accounting principles, following recommendation of its Board of Directors and a declaration by the Annual General Meeting which must be held in the first four months of each year. Dividends are payable to foreign investors, such as the Company, in Forints, which may be converted into U.S. Dollars at the official rate of exchange set by the National Bank of Hungary.

                                                  USE OF PROCEEDS

     The net proceeds to the Company from the sale of the securities offered hereby are estimated to be $5,000,000 ($5,810,000 if the Underwriter's over-allotment option is exercised in full). The Company expects to use the net proceeds during the twelve months following this offering approximately as follows:



                                                                 APPROXIMATE
                                              APPROXIMATE       PERCENTAGE OF
APPLICATION OF PROCEEDS                      DOLLAR AMOUNT      DOLLAR AMOUNT

Acquisition of complementary
  businesses (1)..................           $2,000,000             40.0%
Establishment of branch office in
  Central Europe(2)..........                 1,000,000             20.0%
Development of software (3)...................  600,000             12.0%
Purchase of equipment (4).....................  500,000             10.0%
Marketing and advertising (5).................  500,000             10.0%
Working capital & general corporate
  purposes (6).............                     400,000              8.0%
Total..............................          $5,000,000            100.0%


(1) Represents anticipated costs to acquire complementary businesses in Internet access providing, Web design and software development. As of the date of this prospectus, the Company has no plans, agreements, commitments, understandings or arrangements with respect to any such acquisition. See "Business--EuroWeb Strategy."

(2) Represents anticipated costs associated with the establishment of a branch office in Central Europe, including the cost of equipment, telephone lines and initial rent and salaries for technical and support personnel. See "Business--EuroWeb Strategy."

(3) Represents estimated costs of developing databases and software for special projects.

(4) Represents estimated costs of additional computers, servers, routers and other equipment needed as the Company expands.

(5) Includes costs associated with advertising in local newspapers and trade publications, fees for independent marketing consultants and the salaries for up to three marketing and sales personnel. See "Business-- Marketing and Sales."

(6) Working capital may be used among other things, to pay salaries of the Company's executive officers (which is anticipated to be approximately $318,000 during the twelve months following the offering), rent, trade payables, professional fees and other operating expenses.

     If the Underwriter exercises his over-allotment option in full, the Company will realize additional net proceeds of $810,000, which will be added to the Company's working capital.

     Based on currently proposed plans and assumptions relating to the implementation of its business plans, the Company believes that the proceeds of this offering will be sufficient to satisfy its contemplated cash requirements for at least twelve months following the consummation of this offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate or if the proceeds of this offering otherwise prove to be insufficient to implement its business plans, the Company may find it necessary or desirable to reallocate a portion of the proceeds within the above described categories, use proceeds for other purposes, seek additional financing or curtail its operations. Management will maintain broad discretion as to the allocation of proceeds. Decisions as to the allocation of working capital will be made by the executive officers and directors of the Company. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all.

     Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

                                          SELECTED FINANCIAL DATA

     The following financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included in this Prospectus. The data insofar as it relates to each of the years 1996 and 1997 have been derived from audited financial statements and notes thereto appearing elsewhere herein. The data for the three months ended March 31, 1997 and 1998 have been derived from unaudited financial statements which, in the opinion of management, include all adjustments, consisting of only normally recurring adjustments, necessary for a fair statement of the results for unaudited interim periods. The Company entered into the Internet business in January 1997. Accordingly, and recognizing that the Company has engaged in its current primary line of business only for approximately one year, the Company has a limited operating history upon which an evaluation of the Company and its prospects can be based. Management therefore believes that period-to-period comparisons of the Company's results of operations are not indicative of future results.

OPERATING STATEMENT DATA

                                                        YEAR ENDED                    SIX MONTHS ENDED
                                                        DECEMBER 31,                       JUNE  30,
                                                   1996              1997                1997      1998
                                                                                    (UNAUDITED)   (UNAUDITED)

Revenues - Internet........................        $      --          $1,270,135          $608,080          $840,000
         - Construction...................                --                  --                --         1,724,468
         - Rent income                                    --                  --                --            66,000
                                                  -----------        ------------        ----------      -----------
                                                           --           1,270,135           608,000        2,630,468
                                                  -----------           ---------          --------       ----------
Expenses (income):

Cost of construction.......................                --                  --                --        1,723,870
Compensation and related costs.............         1,364,550             810,543           386,117          316,945
Network costs..............................                --             525,530           194,493          453,269
Consulting and professional fees...........           190,330             234,042           203,362           93,124
Rent.......................................             5,716             117,531            55,193           65,593
Depreciation and amortization..............            29,352             497,362           245,268          250,192
Interest - net................                        287,677             370,166           338,306          (11,733)
Financing costs............................            99,000             153,965           133,703               --
Foreign currency loss......................           150,917              28,654            75,761            6,148
Write-down of construction-in-
  progress to estimated market value.......         1,000,000             350,000                --               --
Gain on sale of investment in affiliate....                --            (524,000)               --               --
Other......................................           379,472             713,570           387,570          110,164
                                                   ----------          ----------       -----------      -----------
                                                    3,517,014           3,277,363         2,019,773        3,007,572
                                                    ---------           ---------        -----------
Loss before equity in net loss of
  unconsolidated affiliate...................      (3,517,014)         (2,007,228)       (1,411,693)        (377,104)

Equity in net loss of unconsolidated
  affiliate..................................        (278,000)                 --                --               --
                                                   -----------      -------------     -------------    -------------
Net Loss...................................        (3,795,014)         (2,007,228)       (1,411,693)        (377,104)
Other comprehensive income(loss) -

foreign currency translation adjustment....                --             (35,900)               --            7,592
                                                 ------------           ----------   --------------      -----------
Comprehensive loss.........................       ($3,795,014)        ($2,043,128)      $(1,411,693)       ($369,512)
                                                  ============        ============      ============       ==========
Net loss per share - basic and diluted.....            (2.26)             ($0.54)           ($0.47)          ($0.07)
                                                       ======             =======           =======          =======
Weighted average number of shares

outstanding................................         1,681,000           3,728,000         3,007,469        5,118,892
                                                 ============         ===========         =========        =========

BALANCE SHEET DATA

                                     DECEMBER 31,
                                       1997               AS OF JUNE 30, 1998
                                      ACTUAL          ACTUAL    AS ADJUSTED(1)

  Current assets....................   1,519,511     1,093,529     6,093,529
  CURRENT LIABILITIES...............   1,349,079     1,087,572     1,087,572
  WORKING CAPITAL...................     170,432         5,957     5,005,957
  TOTAL ASSETS......................   6,640,304     4,477,314     9,477,314
  STOCKHOLDERS' EQUITY..............   3,551,572     3,343,742     8,343,742

(1)  ADJUSTED FOR THE UNITS TO BE SOLD BY THE COMPANY IN THIS OFFERING AND THE
     ESTIMATED NET PROCEEDS OF $5,000,000 TO BE RECEIVED BY THE COMPANY.

                                        16


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The following discussion and analysis should be read in conjunction with "Selected Financial Information" and the Company's Consolidated Financial
Statements including the Notes thereto, included elsewhere in this Prospectus.
Except for the historical information contained herein, the discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The Company's actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere herein.

     The Company was organized on November 9, 1992 under the laws of the State of Delaware as Hungarian Teleconstruct Corp., and changed its name to EuroWeb
International Corp. on July 9, 1997. It was a development stage company through December 31, 1993. It originally had two subsidiary Hungarian corporations, one of which was engaged as a general contractor in the construction of buildings and the other was engaged in the construction of local telephone exchanges for community sponsored telecom companies in Hungary. It had two operating business segments: (1) building of condominium apartments and (2) design and laying of underground fiber optic telephone and cable lines. The latter segment was discontinued in 1994.

     The Company built two luxury 14-unit condominium buildings in Budapest.
During 1996 and 1997, the Company sold one of the apartments in the first building ("Building A") to a third party and agreed to sell the remaining 13 apartments in Building A prior to its completion to M&A Corp. ("M&A"), a corporation wholly owned by Peter Klenner ("Klenner"), its former president.
It was agreed that the closing of the sale would take place on the completion of the second building ("Building B"). Klenner agreed to loan the Company funds to complete Building B, which loans were to be applied against his purchase price of Building A. The Company completed Building B in March 1998.
The Company leased Building B to an unaffiliated person for a five year term commencing April 1, 1998 at a net rental of $22,000 per month with an option to purchase the building for $2,000,000. The sale of Building A was recognized for accounting purposes in the three months ended March 31, 1998. The Company has no intention at the present time to commence new construction. (See
"Certain Transactions").

     In January 1997, the Company entered the Internet business by acquiring three Internet service providers in Hungary. At present, EuroWeb is a leading
Internet service provider operating in Hungary that provides full Internet and Web site solutions and services primarily to businesses. The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. The Company's services include providing access to an international backbone, design of web sites, hosting of web sites, strategy consulting, analysis and design, software development, electronic commerce and discount fax. The Company markets its services principally to medium-sized and large companies.

     The Company has only a limited operating history upon which to base an evaluation of its business and prospects. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet services. Such risks for the Company include, but are not limited to, an evolving business model and the management of both internal and acquisition based growth. To address these risks, the Company must, among other things, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition. The Company has incurred net losses since inception and as of June 30, 1998 had an accumulated deficit of $15.5 million.
Although the Company has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results, and there can be no assurance that the Company will achieve and sustain profitability. See "Risk Factors--Limited Operating History; Accumulated
Deficit."

                                                        17


RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997.

     For the six months ended June 30, 1998, the Company incurred a net loss of $377,104, a net loss of $.07 per share compared to a net loss of $1,411,693, a net loss of $.47 per share for the six months ended June 30, 1997.

     For the six months ended June 30, 1998, revenues were $2,630,468, of which $840,000 was derived from the Internet business and $1,790,468 from construction and rent income compared with revenues of $608,080 during the six months ended June 30, 1997, all of which was derived from the Internet business.
The increase of $231,920 in Internet revenues was due primarily to an increase in the number of subscribers.

     Cost of construction of $1,723,870 for the six months ended June 30, 1998 represents the costs associated with the construction revenue recognized during the period.

     Compensation and related costs decreased to $316,945 in 1998 from $386,117 in 1997. The 1997 amount includes approximately $112,500 more of stock compensation to former officers of the Company than the 1998 amount.

     Network costs of $453,269 were incurred in 1998 in connection with the Internet business as compared with $194,493 in the comparable period of 1997.
Network costs represent connection fees charged to the Company by the owners of the international and Hungarian telephone lines leased to the Company and subleased by the Company to its subscribers. The increase in network costs was due primarily to the increase in the number of subscribers.

     The acquisition of the Internet business in 1997 resulted in goodwill of approximately $1,900,000, which is being amortized over five years;
amortization for the six months ended June 30, 1998 and 1997 amounted to $194,000 and $191,000, respectively.

     Financing costs of $133,703 incurred in connection with the sale of convertible debentures were charged to operations during the six months ended
June 30, 1997, since a substantial portion of the debentures were expected to be converted to common stock within a short period. There were no such costs during 1998.

     Interest expenses - net for the six months ended June 30, 1997 includes
$304,000 of incremental interest on the convertible debentures relating to the convertibility of the debentures at a 50% discount to the Common Stock's market price. There was no such interest expense in 1998.

     Other expenses decreased to $110,164 in this six month period of 1998 from $387,570 in the six months ended June 30, 1997 primarily as a result of greater efficiency in the Internet business.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     For the year ended December 31, 1997, the Company incurred a net loss of $2,007,228, a net loss of $.54 per share compared to a net loss of $3,795,014, a net loss of $2.26 per share for the year ended December 31, 1996.

     For the year ended December 31, 1997, revenues were $1,270,135, all of which were derived from the Internet business, compared with no revenues during the year ended December 31, 1996. The Company first entered into the Internet service provider business on January 2, 1997 when it acquired three Internet service provider companies. It had no Internet related revenues prior to the date of acquisitions.

     Compensation and related costs decreased to $810,543 in 1997 from $1,364,550 in 1996, even though the 1997 amount includes approximately $400,000 of costs relating to the Internet business. The 1996 amount included $972,000 in connection with the former President's resignation.

     Network (or connection fee) costs of $525,530 were incurred in 1997 in connection with the Internet business.

                                                        18


     Rent increased to $117,531 in 1997 from $5,716 in 1996 primarily as a result of the Internet business.

     Depreciation and amortization increased to $497,362 in 1997 from $29,352 in 1996 primarily as a result of amortization of goodwill ($383,000) and depreciation of equipment ($95,078) relating to the Internet business.

     Interest expense-net increased to $370,166 in 1997 from $287,677 in 1996 primarily as a result of the convertible debt borrowing and the loan from Hungarian Broadcasting Corp.

     Other expenses increased to $713,570 in 1997 from $379,472 in 1996 primarily as a result of the Internet business.

LIQUIDITY AND CAPITAL RESOURCES

     In 1997 and 1996, the Company sold $850,000 and $792,500 of 10%
convertible debentures due 2 years from the date of sale to foreign investors outside the United States in private placements receiving aggregate net proceeds of approximately $696,000 and $693,500, respectively, after deducting placement agent fees and offering expenses of approximately $154,000 and $99,000, respectively. The original principal amount of the debentures was convertible into shares of Common Stock at a conversion price of 50% of the market price of the Company's common stock. During 1998, 1997 and 1996, debentures of $150,000, $1,185,000 and $307,500 and accrued interest of $11,682, $42,252 and $3,907, respectively, were converted into 356,814, 2,413,667 and 263,979 shares of common stock, respectively.

     The incremental yield on the debentures relating to the convertibility of the debentures into common stock at a 50% discount to the common stock's market price resulted in an interest charge of $327,000 and $300,000 to the consolidated statement of loss for the years ended December 31, 1997 and 1996, respectively. In addition, financing costs of approximately $154,000 and $99,000 incurred in connection with the sale of the debentures have been charged to operations during 1997 and 1996, respectively, since substantially all of the debentures were converted to common stock within a short period after issuance.

     In October 1996, the Company sold a private placement of securities consisting of 550,000 shares of common stock and 550,000 common stock purchase warrants exercisable at $2 per share, (which exercise price was subsequently reduced to $1.25 per share on June 26, 1997), at any time from October 1, 1997 until September 30, 2001 for net proceeds of $973,000 after deducting placement agent fees and offering expenses of $127,000. The warrants and the underlying shares of common stock have been registered under the Securities Act of 1933.

     In March 1998, the Company completed the construction of two 14-unit condominium buildings in Budapest. As of April 1, 1998, the Company net leased
Building B to an unaffiliated person for a net monthly rental of $22,000 for a five year term. The net lease also contains an option to purchase Building B for the sum of $2,000,000, plus VAT taxes, if any, during any time during the lease. See "Certain Transactions."

     The Company currently anticipates that its current cash position and its cash flows from current operations, together with the proceeds of the subject offering, will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next 12 months. The net proceeds from this offering will be used to support more rapid expansion, develop new or enhanced services and products, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. The Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Company's existing and new service offerings and competing technological and market developments. The Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Company, or at all. If adequate funds are not available on acceptable terms, the Company may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Company's business, results of operations and financial condition.

                                                        19


THE YEAR 2000

     The Company is currently evaluating the impact of the Year 2000 on its management, information and operating systems. At this time, management believes that the impact of the Year 2000 will have no material effect on its operations or financial results.

FOREIGN CURRENCY, INFLATION AND SEASONALITY

     The rate of inflation in Hungary was 18% in 1997 compared with 23% in 1996 and 28% for 1995. Prices have been rising rapidly in recent years.

     Internet operations are not seasonal.

     The Company is subject to significant foreign exchange risk. There are currently no meaningful ways to hedge currency risk in Hungary. Therefore, the Company's ability to limit its exposure to currency fluctuations is significantly restricted.

     Although the Forint has recently become exchangeable outside Hungary, there is not yet a freely convertible exchange market in place for the Forint.
In addition, Hungarian law permits the repatriation of foreign currency only for dividends to the extent of capital investment and earnings, as determined under applicable Hungarian law. There can no assurances as to the future exchangeability or convertibility of Forints.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No 130. "Reporting Comprehensive
Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those results from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial element that is displayed with the same prominence as other financial statements.

     SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier periods to be restated. The Company adopted SFAS 130 as of January 1998.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, "Financial
Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosure regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     SFAS 131 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier periods.
Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of this standard.

                                                        20


                                                     BUSINESS

HISTORY

     The Company was organized on November 9, 1992 under the laws of the State of Delaware as Hungarian Teleconstruct Corp., and changed its name to EuroWeb
International Corp. on July 9, 1997. It was a development stage company through December 31, 1993. It originally had two subsidiary Hungarian corporations, one of which was engaged as a general contractor in the construction of buildings and the other was engaged in the construction of local telephone exchanges for community sponsored telecom companies in Hungary. It had two operating business segments: (1) building of condominium apartments and (2) design and laying of underground fiber optic telephone and cable lines. The latter segment was discontinued in 1994.

     The Company built two luxury 14-unit condominium building in Budapest which were completed in early 1998. The Company has no intention at the present time to commence new construction. (See "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions").

     The Company entered the Internet service provider business in Hungary in January 1997 by acquiring three Hungarian Internet service companies ("Internet providers") from unrelated parties, namely, EUNET, E-Net and MS Telecom. EUNET was the leading provider of leased line Internet access services in Hungary.
E-Net was recognized as the premier developer of Web sites in Hungary, providing content, design and database functions, as well as Web site hosting services. MS Telecom was a provider of dial-up Internet access services in Hungary. The three combined companies were merged into a new Hungarian company known as EuroWeb and relocated into a single new facility. New technological equipment was added including a CISCO 7200 router, a CISCO AS 5200 Terminal
Server, and two pieces of Sun Ultra servers. Additional international trunk line connections were added, including MCI VSAT connections and TMI (Italia
Telecom) terrestrial lines. The total number of employees was decreased by approximately 35% by eliminating duplication of services.

INDUSTRY OVERVIEW

     The Internet and the World Wide Web

     The Internet is a global collection of thousands of computer networks interconnected to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information and conduct business, The Internet was historically used by a limited number of academic institutions, defense contractors and governmental agencies. Use of the Internet by commercial organizations and individuals has increased significantly in recent years as the result of cultural and business changes, technological advances, including increases in microprocessor speed, decreasing cost of computers, and the development of easy-to-use graphical user interfaces. "Graphical user interfaces" in the context of the Internet are the graphics and text that appear on a computer screen.

     Much of the recent growth in Internet use by businesses and individuals has been driven by the emergence of a network of servers and information available on the Internet called the World Wide Web. The Web is not only rich in content and format, containing magazines, news feeds, and corporate product, educational, research, and political information, it also enables users to engage in activities, including providing customer service, conducting electronic commerce and banking, making reservations, playing games and participating in discussion groups.

     The market for Internet services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render the Company's existing service practices and methodologies obsolete. The Company's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. There can be no assurance that the Company will be successful in responding quickly, cost-effectively and sufficiently to these developments. If the Company is unable, for technical, financial or other

                                                        21


reasons, to adapt in a timely manner in response to changing market conditions or client requirements, its business, results of operations and financial condition would be materially adversely affected.

EUROWEB STRATEGY

     EuroWeb's objective is to be the leading supplier to businesses of complete communication solutions using Internet technologies. Instead of concentrating on small users, EuroWeb concentrates on large business users and seeks to satisfy all their needs with a high quality and reliable service.

     The Company's business has shown continued growth since it entered the Internet field in January 1997, and the Company expects such growth to continue in Hungary both internally and through acquisitions of complementary businesses. The Company regularly evaluates potential acquisition candidates and is currently holding preliminary discussions with a number of such candidates. If, after due diligence review and negotiation, such companies can be acquired on a basis considered fair to the Company and its stockholders, the Company may proceed with such acquisitions. None of these potential acquisitions is currently considered to be pending or probable. The Company expects some of its future acquisitions to include the issuance of additional shares of the Company's Common Stock in the future.

PRODUCTS AND SERVICES

     EuroWeb provides its customers with a comprehensive range of Internet access options, content services and value added services. EuroWeb believes that over time its strategic focus on business applications for the Internet will play an increasing role in differentiating the Company from its competitors.

ACCESS OPTIONS

     The following tables describe EuroWeb's Internet access options.

LOW SPEED DIAL-UP ACCESS

     Low speed dial-up access services are primarily marketed to individuals and households.

SERVICES               CURRENT LIST PRICE    SUMMARY DESCRIPTION

Limitless Internet     $290/Year             Full Internet for single
                        No start up fee        computer with mailbox

Company Post Office    $17/Month             Only mail service for corporate
                        Startup fee: $48       networks

Company Internet       $29/Month             Full Internet service for small
                        Traffic Fee            corporate networks

                       Startup fee: $48

                                                        22


HIGH SPEED ACCESS

     High speed access services are primarily marketed to business accounts.

SERVICES               CURRENT LIST PRICE     SUMMARY DESCRIPTION
Company Internet ISDN  $48/Month              Full Internet service for medium

                       Traffic Fee            corporate networks over Integrated
                       Startup fee: $48         Services Digital Network

                                                ("ISDN")

Company Internet       $48-$762/Month         Full Internet service for big
Managed Leased Line    Traffic fee              corporate networks over

                                                dedicated line

                       Startup fee: $381-$4,571

Dedicated International

  Line 64K-512K         $2,300-$14,000/Month  Full Internet service for very big
                        Traffic Fee: Limitless   corporate networks or Internet
                        Startup fee: $571-$1,286 resellers over dedicated

                                                 international line

CONTENT (OR "WEB") SERVICES

     EuroWeb markets various services for the design, development, hosting and maintenance of home pages (entry points for a collection of information presented through the World Wide Web) and content on the World Wide Web.
EuroWeb will install and maintain home pages on EuroWeb servers for customers concerned with the cost, difficulty or security of maintaining home pages on their own network.

SERVICES               CURRENT LIST PRICE     SUMMARY DESCRIPTION

Web Hosting            $24-$476/Month         Hosting companies' sites
Web Server Hosting     From $143              Hosting companies' Web servers

                       Startup fee: $71       in EuroWeb's machinery room

Autoweb                From $24/Month         Automatic creation of Web sites
                       Startup fee: $476      Design & Programming corporate
                                              Web sites

     The Company provides Internet content services to clients in a variety of industries, as indicated by the selected clients set forth below:


Microsoft Hungary Ltd.       Budapest Sun (Sunpress Ltd.)  Intercom Ltd.
Hewlett Packard Hungary Ltd. EMI Quint Record Corp.        European Commercial
                                                             Bank Corp.
Digital Hungary Ltd.         Hungarian Power Company Ltd.  Kossuth Radio
Bull-Zenith Hungary Ltd.     Paksi Power Generator Corp.   Peton Radio
Generali Hungary Ins. Corp.  Waterworks of Budapest Corp.  Pesti Musor Magazin
                                                             Corp.
Sun Microsystems Ltd.        Hungarian Tourism Service     Magyar Hirlap (Daily)
Nationale-Niederland Corp.


VALUE ADDED SERVICES

     EuroWeb provides various value added services to customers including online databases, electronic banking and software development and Netfax.

     Online Databases

     The Company has developed several databases for its customers including a "companies" database, and a composite Hungarian library catalogue database.

                                                        23


     The companies database enables subscribers to search for company data registered in Hungarian Court of Registration. Every Hungarian company must file with a Hungarian Court of Registration a statement setting forth the names and addresses of its directors and managers, its accountants and attorneys and its paid-in capital. In addition, regulations promulgated by the various government ministries and statistical data releases by the government are also filed with the Hungarian Court of Registration. The Company keeps this database current on a weekly basis and has had it translated into English and German.

     The library catalogue database consolidates the book catalogues of all of the libraries in Hungary and identifies each book by name, author and a brief identification of contents and in which libraries a copy of the book can be found.

     The Company intends to continue to develop databases for other customers.

     Electronic Banking and Software Development

     In 1998 the Company started a division to develop Internet software to provide electronic commercial software to perform many business processes. This division was retained by Fornex, an agent of the Budapest Stock Exchange
("BSE"), to develop software to record all transactions on the BSE in real time and create a database for such information, which information can be obtained by subscribers through the Internet. The division also has been retained by Posta Bank, Hungary's second largest bank, to help develop software for home banking use by customers of the bank and to provide access for the customers to enable the customers to transfer funds on deposits at the bank by the Internet electronically to third parties. The Company is also working on software for credit card processing and transaction validation.

     Netfax

     The Company added discount fax service for its customers in 1998. These services enable customers to send faxes any where in the world at a cost substantially lower than what the customers would pay using ordinary telephone lines. Customers are able to access this new service using a regular fax machine or through their computers. Recipients are able to receive the transmission on a computer or on a fax machine. The Company is also the node for faxes sent to Hungary from locations around the world by members of a worldwide alliance of Internet service providers known as GRIC (Global Research
Internet Connection).

CUSTOMERS

     The Company's customers are businesses and professionals in varied lines of business. The Company's customer base has grown to over 250 business customers as of July 31, 1998. In 1998, no customer accounted for more than ten percent of the Company's total revenues. The following is a list of certain
EuroWeb customers in each of 8 selected industry groups.




GOVERNMENT                                                 COMPUTER SYSTEMS & SERVICE
----------                                                 --------------------------
State Privatization and Holding Corp.                      DYNAsoft Ltd. (SAP consultant)
Office of Economic Competition                             ICON Computing Ltd.
General Inspectorate of Communications                     IDOM Corp. (System Integrator)
Institute of Geodesy, Cartography and Remote               Hungarian Railway Information Services Ltd.
Sensing
Hungarian Banking and Capital Market Supervision           Szuv Computing and Management Organization

                                                           Service Ltd.

                                                           KFKI Research Institute for Particle and Nuclear

                                                           Physics Corp.

                             Nuclear Physics Corp.

                             Scala ECE Hungary Ltd.

                                                        24


MULTINATIONAL COMPANIES                                    TOURISM & ENTERTAINMENT

Bull-Zenith Hungary Ltd.                                   Danubius Hotels Corp.
Digital Hungary Corp.                                      Hungarian Tourism Service
ICL Hungary Ltd.                                           Intercom Ltd.

HBO Hungary Ltd.

INDUSTRY                                                   BANKING
North-West Hungarian Electricity Supply                    EuroNet Corp.

Company Corp.

RABA Hungarian Railway Carriage and Machine                OTP Bank Corp.
Works
Waterworks of Budapest Corp.                               Postabank Corp.
Malev Hungarian Airlines Corp.                             Coopers & Lybrand Corp.
Dunaferr Danube Ironworks Corp.                            Credit Lyonnais Bank Corp.
Heinz Canning Factory
North American Bus Industries Ltd.

NEWSPAPER                                                  RADIO

Budapest Sun Sunpress Ltd.                                 Kossult Radio
Axel Springer Hungary Ltd.                                 Petofi Radio
Magyar Hirlap (Daily)                                      Slager Radio

                                                           Radio Hungary


NETWORK OPERATIONS AND TECHNICAL SUPPORT

     EuroWeb believes that effective network and technical support are important criteria by which commercial users select Internet access providers and has dedicated substantial resources to building a high quality support infrastructure. As of July 8, 1998, EuroWeb had a network operations group consisting of 12 people, including 7 providing technical support and 5 providing customer support. The Company's network operations personnel located at EuroWeb's network operations center in Budapest are responsible for continuously monitoring traffic across the Company's network infrastructure. The Company's technical support personnel work to find solutions for customers experiencing difficulties with Internet applications. Both the technical support and customer support personnel currently are available from 8 a.m. to 8 p.m. Monday through Friday. At other times, these personnel respond to technical support requests by being paged.

SALES AND MARKETING

     The Company employs eight persons in sales and marketing. To date, the Company has sold its Internet access and applications products and services primarily through direct telephone contact. Call activity is generated in response to a variety of promotional programs, including advertising in general business and specialty periodicals, participation in industry shows, and press relations. The sales persons work closely with the twelve person customer and technical support group, which is responsible for installation at multiple sites and for support and technical consulting services for the first thirty days after installation. In addition, the Company competes for government tender offers to develop software for varying projects from time to time and prepares proposals in connection therewith. The Company intends to employ three additional persons in sales and marketing after this offering is completed. See "Use of Proceeds."

COMPETITION

     The market for Internet services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's principal competitors are Datanet, which has a customer base similar to that of the Company's, and MATAV, the national Hungarian telephone company, and many small niche companies engaged in WEB design, systems integration, and software development. Furthermore, some of the Company's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Company, and could decide at any time to increase their resource commitments to the Company's market. The Company strives to compete on the basis of the quality and reliability of its services. There can be no assurance that it will be able to compete successfully in the future.

     There are relatively low barriers to entry into the Company's business. Because professional services firms such as the Company rely on the skill of their personnel and the quality of their client service, the Company has no patented technology that would preclude or inhibit competitors from entering the Internet services market. The Company expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, results of operations and financial condition.

GOVERNMENT REGULATIONS

     The Company is not currently subject to direct government regulation other than laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to the Internet covering issues such as user privacy, freedom of expression, pricing of products and services, taxation, information security or the convergence of traditional communications services with Internet communications. Moreover, the adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services or increase the cost of doing business or in some other manner have a material adverse effect on the Company's business, results of operations or financial condition.

EMPLOYEES

     The Company employs thirty-six persons; three in management, eight in sales, eight in graphics and Web development, five in customer support, seven in networking operations and five administrative persons. None of the Company's employees are represented by a labor organization. The Company believes that its relations with its employees are excellent.

     The Company's business of delivering Internet services is labor intensive. Accordingly, the Company's success depends in part on its ability to identify, hire, train and retain employees who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. There is currently a shortage of such personnel, and this shortage is likely to continue for the foreseeable future, The Company competes intensely for qualified personnel with other companies, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on the Company's business, results of operations and financial condition.

     The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational, financial and other resources. The Company expects that continued hiring of new personnel will be required to support its business. The Company's future success will depend, in part, upon its ability to manage its growth effectively, which will require that the Company continue to implement and improve its operational, administrative and financial and accounting systems and controls and to expand, train and manage its employee base. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to exploit the market for the Company's business model. Furthermore, the Company's future performance will depend on the Company's ability to integrate the organizations to be acquired by the Company, which, even if successful, may take a significant period of time, will place a significant strain on the Company. As a result, there can be no assurance that the Company will be able to integrate acquired businesses successfully or in a timely manner in accordance with its strategic objectives. If the Company is unable to manage internal or acquisition-based growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected.

DESCRIPTION OF PROPERTIES

     The Company rents approximately 4,500 sq. feet of space at H-1122 Budapest, Varosmajor u. 13 from an unaffiliated person. It uses the premises for executive offices and for operations and pays a rent in Hungarian forints of approximately $114,000 per year under a five year lease expiring March 31, 2002. The Company also occupies space at 445 Park Avenue, New York, NY 10022 on a month to month basis at a rental of $2,000 per month which it uses for stockholder relations and general executive use.

LEGAL PROCEEDINGS

     The Company is not a party to any material legal proceedings as of the date of this Prospectus.

REPUBLIC OF HUNGARY

     Investment Considerations--Political, Economic and Other Factors Regarding Hungary

     Investment in the Company involves certain special investment considerations not usually associated with investing in securities of U.S. companies, including risks related to (a) greater social, economic and political uncertainty; (b) certain restrictions on foreign investment and repatriation of capital; (c) exchange control regulations; (d) currency exchange rate fluctuations, which may increase the costs associated with conversion of investment principal and income from one currency to another; (e) higher rates of inflation; and (f) greater governmental involvement in the economy.

     The value of the Company's assets may be adversely affected by political, economic and social factors, changes in the law or regulations of Hungary, and the status of political and economic foreign relations of Hungary. Developments in the region may also affect the value of the Company's assets. In addition, the economy of Hungary may differ favorably or unfavorably from the U.S. economy in such respects as the rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Actions of the government of Hungary in the future may affect the local economy, which may affect private sector companies, market conditions and general economic stability.

     Geography

     Hungary is located in the Danubian Basin in East Central Europe. In terms of square kilometers, Hungary ranks 18th amongst the European countries, with a territory of about 93,033 square km (36,296 square miles, about the size of the state of Indiana). According to the latest population census of January 1995, Hungary has a population of 10.4 million. Currently, about 3.2 million people are living in Budapest and environs, the capital of Hungary. Budapest is the administrative, cultural, industrial, commercial and economic center of the country. No other urban area in Hungary has over 220,000 people.

     Foreign Exchange and Revaluation

     The exchange rate of the Hungarian Forint is set by the National Bank of Hungary against a basket of convertible currencies. Any devaluation exceeding 5% requires government approval. The National Bank of Hungary has announced that its policy in the future will be to adjust the Forint on a continual floating basis, thereby avoiding large devaluations. As of date of this Prospectus, the exchange rate of the Forint is based on a ratio consisting of 70%

European Currency Unit ("ECU") and 30% United States Dollars. The exchange rate for the Hungarian Forint, as set by the National Bank of Hungary, declined from approximately 100 Forints per U.S. Dollar at December 31, 1993 to 215 forints per United States Dollar at July 31, 1998.

                                                    MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

        The following table sets forth certain information concerning the executive officers and directors of the Company as of the date hereof.

NAME                         AGE               POSITION WITH COMPANY

Frank R. Cohen...........     77               Chairman of the Board, President
                                                   and Secretary
Robert Genova...........      57               Director and Treasurer
Richard G. Maresca.......     57               Director
Donald K. Roberton.......     57               Director
Hershel Krasnow..........     74               Director

     Frank R. Cohen, age 77, has been a Director and Secretary of the Company since its inception in 1992, and has been Chairman of the Board and President since February 6, 1997. Mr. Cohen has been practicing law in the City of New York since 1946. Since 1985 he has been a member of the law firm of Cohen & Cohen, which has been counsel to the Company since its inception and is representing the Company in the subject offering.

     Robert Genova, age 57, had been Chairman of the Board of Directors between February 17, 1994 and February 6, 1997. Prior thereto Mr. Genova had been a management and financial consultant to the Company since 1992 and to other companies since 1990. Mr. Genova resigned as a Director as of February 6, 1997, but was appointed to the Board again in February 1998 and as Treasurer of the Company. After the completion of this offering, Mr. Genova intends also to assume the position of President of the Company in place of Mr. Cohen. Mr. Genova also served as Chairman of the Board of Hungarian Telephone and Cable Corp. from 1992 to 1995 and of Hungarian Broadcasting Corp. from 1995 to 1997.

     Richard G. Maresca, age 57, has been a director of the Company since its inception. He has been Senior Telecommunications Manager for the American Stock Exchange since 1991. From 1954 to 1991, he was Communications Manager for Josephthal & Co., Inc., a brokerage firm.

     Donald K. Roberton, age 57, was Vice Chairman and Chief Operating Officer of Hungarian Telephone and Cable Corp. ("HTC"), until he resigned in order to become a director of the Company in 1996 and assist in the development of EuroWeb's Internet service provider business. Prior to that, Mr. Roberton spent five years with Citizens Utility Company as Assistant to the Chairman and Vice President - Strategic Development - Telecommunications and as Vice President, Telecommunications. Prior to Citizens Utilities he had been with Centel for 28 years, as an officer since 1984. During his tenure with Centel he held numerous executive and managerial positions.

     Hershel Krasnow, age 74, is a senior vice president of First Security Investment Inc., investment bankers, and has held that position since March 1998. Prior thereto he was a senior vice president of Josephthal Lyon & Ross, Inc. for seven years. He has been employed in the securities industry since 1961, and was a former allied member of the New York Stock Exchange, Inc. Mr. Krasnow is presently a director of Windsor Capital Corp., a publicly traded corporation engaged in the retail cigar distribution business, and of International Asset Management Group Inc., a publicly traded company on the bulletin board.

     Board members are reimbursed for their expenses for each meeting attended but do not receive fees for attendance at meetings.

     Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long term compensation of the Company's chief executive officer, the only executive officer of the Company, whose salary and bonus for 1997 exceeded $100,000 for services in all capacities to the Company during the Company's 1995, 1996, and 1997 fiscal years:

                  ANNUAL

COMPENSATION                             LONG-TERM COMPENSATION

                                                       Bonus and     Securities
Name and                  Year Ended                 Other Annual    Underlying
PRINCIPAL  POSITION       DECEMBER 31,  SALARY($)   COMPENSATION($)    OPTIONS

-------------------       ------------  ---------   ---------------   -------
Frank Cohen                   1997        135,000          0             0
Chairman of the Board         1996         72,000          0           75,000
Chief Executive Officer       1995         72,000          0             0
Since February 7, 1997

EMPLOYMENT AND MANAGEMENT AGREEMENTS

     The Company has an employment agreement (the "Agreement") with Frank R. Cohen which expires December 31, 2005 and provides for an annual salary of $150,000 and grants Mr. Cohen 35,000 options to purchase 35,000 shares of Common Stock of the Company at $1.00 per share through December 31, 2005. The Company has agreed to obtain a split dollar life insurance policy on the life of Mr. Cohen in the face amount of $1,000,000. The Company would be the sole owner and beneficiary of the life insurance policy and would pay an annual premium of approximately $115,000 so long as Mr. Cohen lives, but in no event would any premiums be required to be paid by the Company after the tenth year of the policy. The Company would execute an endorsement of $1,000,000 out of the death benefit to a family trust of Mr. Cohen (the "Trust") which would pay the term cost of the policy annually. The Company will provide such a policy after the completion of this offering.

     The Agreement provides that, if employment is terminated other than for willful breach by the employee or for cause or in the event of a change in control of the Company, then the employee has the right to terminate the agreement. In the event of any such termination, the employee will be entitled to receive the payment due on the balance of his employment agreement and to have the insurance policy fully funded.

     The Company intends to enter into six year employment agreements with Robert Genova, a director of the Company, and with Csaba Toro, managing director of operations, on the completion of this offering that will provide that Mr. Genova will serve as president of the Company at a salary of $72,000 per year and Mr. Toro will serve as vice president and as managing director of the Company subsidiaries at a salary of $96,000 per year.

     The Company has no pension or profit sharing plan or other contingent forms of remuneration with any officer, director, employee or consultant. The Company does not have "key person" life insurance policies on its executive officers or key employees.

OPTIONS/GRANTS IN LAST FISCAL YEAR

        The Company's 1993 Stock Option Plan permits the grant of options to employees of the Company, including officers and directors, who are serving in such capacities. There were no options granted in the 1997 fiscal year under the plan to the chief executive officer named above or to any employee, director, or officer of the Company.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND YEAR-END VALUES

        No options were exercised by Frank R. Cohen or by any employee, director or officer of the Company during the fiscal year ended December 31, 1997. The following table contains information concerning the number and value at December 31, 1997 of unexercised options held by Mr. Cohen:

                                            Number of Securities
                     Shares                Underlying Unexercised       Value of Unexercised "In-the-
                  Acquired on   Value         Options held at             Money" Options held at Fiscal
NAME               EXERCISE    REALIZED       FISCAL YEAR-END                     YEAR-END(1)
                                         EXERCISABLE   UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE

Frank R. Cohen       0            0        110,000          0                  $0                 $0

(1) Fair market value of underlying securities (the closing price of the Company's Common Stock on the NASDAQ Small Cap system as of December 31, 1997, minus the exercise price).

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law ("DGCL") contains provisions entitling the Company's directors and officers to indemnification from judgments. fines, amounts paid in settlement, and reasonable expenses (including attorneys' fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Company. In its Certificate of Incorporation, the Company has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

ANTI-TAKEOVER PROVISIONS

     The Company is governed by the provisions of DCCL Section 203, an anti-takeover law enacted in 1988 In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to the stockholders. An "interested stockholder" is defined as a person who, together with affiliates or associates, owns (or, within the prior three years, did own) 15% or more of the outstanding voting stock of the Company. An interested stockholder may be discouraged from attempting to effect an acquisition transaction with the Company as a result of the anti-takeover law, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

STOCK OPTION PLAN AND STOCK OPTIONS

        In 1993, the Company adopted a Stock Option Plan (the "Plan"). An aggregate of 350,000 shares of Common Stock are authorized for issuance under the Plan all of which have been granted and are currently outstanding under the plan. The Plan provides that qualified and non-qualified options may be granted to officers, directors, employees and consultants to the Company for the purpose of providing an incentive to those persons to work for the Company.

     Options granted under the Plan are exercisable for a period of up to ten years from the date of grant. Options terminate upon the optionee's termination of employment or consulting arrangement with the Company, except that under certain circumstances an optionee may exercise an option within the three-month period after such termination of employment. An optionee may not transfer any options except that an option may be exercised by the personal representative of a deceased optionee within the three-month period following the optionee's death. Incentive options granted to any employee who owns more than 10% of the Company's outstanding Common Stock immediately before the grant must have an exercise price of not less than 110% of the fair market value of all underlying stock on the date of the grant and the exercise term may not exceed five years. In addition, the Company will not grant a non-qualified option with an exercise price less than 85% of the fair market value of the underlying Common Stock on the date of the grant. Options to purchase an aggregate of 350,000 shares of Common Stock have been granted under the Plan, including options to directors Cohen, Genova, Roberton, Maresca and Krasnow to purchase 105,000, 30,000, 50,000, 30,000, and 10,000 shares, respectively. No options were exercised in 1997 by any holder.

     The Company has no pension or profit sharing plan or other contingent forms of remuneration.

                             PRINICPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the date of this prospectus, and as adjusted to reflect the sale of the Units offered hereby (assuming (1) no exercise of the Underwriter's over-allotment option, and (2) the Preferred Shares included in the Units had been immediately and fully converted as of the date of this Offering at the rate of ___ shares of Common Stock for each Preferred Share by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company; and (iii) all directors and officers as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.

                                       SHARES                   SHARES
                                     BENEFICIALLY            BENEFICIALLY

NAME AND ADDRESS               OWNED PRIOR TO OFFERING    OWNED AFTER OFFERING
                                NUMBER        PERCENT    NUMBER       PERCENT(7)

Robert Genova(1)(2)               210,000     3.94%     210,000
227 Route 206, Unit 11
Flanders, NJ 07836

Frank R. Cohen(1)(3)              150,000     2.82%    150,000
445 Park Avenue
New York, NY 10022

Donald K. Roberton(1)(4)            50,000     *        50,000            *
3350 Charles MacDonald Drive
Sarasota FL 34240

Richard Maresca(1)(5)               30,000     *        30,000            *
1111 Wyoming Drive
Mountainside, NJ 07082

Hershel Krasnow(1)(6)               10,000     *        10,000            *
1111 Kane Concourse
Suite 501
Bay Harbor Island FL 33154

All Officers and Directors as a    450,000   8.22%     450,000
 Group (5 Persons)
--------------------------------------------
* less than 1%

(1) For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares which such person has the right to acquire within 60 days after the date of this Prospectus. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on the date of this prospectus, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 155,000 currently exercisable options to purchase 125,000 shares at $1 per share and 30,000 shares at $1.625 per share.\

(3) Includes 140,000 currently exercisable options to purchase 35,000 shares at $1 per share and 105,000 shares at prices ranging from 1.25 to at $1.625 per share.

(4) Includes 50,000 currently exercisable options to purchase 50,000 shares at prices ranging from $1.25 to $1.625 per share.

(5) Includes 30,000 currently exercisable options to purchase 30,000 shares at prices ranging from $1.25 to $1.625 per share.

(6) Includes 10,000 currently exercisable options to purchase 10,0000 shares at $1.625 per share.

(7) For purposes of computing this percentage, it has been assumed that after the offering, the 1,000,000 preferred shares could be converted into 3,000,000 shares of common stock.

                              CERTAIN TRANSACTIONS

     On November 28, 1994, the Company entered into a loan agreement with Hungarian Broadcasting Corp. ("HBC") which provided for the Company to lend HBC $800,000 at 6% interest per annum, repayable the earlier of December 31, 1995 or the completion of an initial public offering of securities by HBC. At that time, HBC was affiliated with the Company since the Company was a principal stockholder of HBC and had three common directors, Messrs. Cohen, Genova and Klenner). The agreement provided for the following additional consideration to the Company: (1) issuance of 100,000 shares of HBC's common stock; (2) an option exercisable until April 30, 1995 to purchase an additional 150,000 shares of HBC's common stock at $3 per share; and (3) a three years right of first refusal to act as general contractor for all broadcast facilities to be built by companies controlled by HBC. The Company exercised its option and purchased the 150,000 shares at $3 per share in March 1995. On January 2, 1996, HBC repaid $400,000 of the loan receivable together with accrued interest of $24,000. In February 1997, the Company borrowed $350,000 at 6% per year interest from HBC collateralized by the remainder due on the note from HBC to the Company. On October 29, 1997, the Company sold the 250,000 of HBC shares it owned for $649,000.

     The Company built two luxury 14-unit condominium buildings in Budapest. During 1996 and 1997, the Company sold one of the apartments in the first building ("Building A") to a third party and agreed to sell the remaining 13 apartments prior to its completion to M&A Corp. ("M&A"), a corporation wholly owned by Peter Klenner ("Klenner"), its former president. It was agreed that the closing of the sale would take place on the completion of the second building ("Building B"). Klenner agreed to loan the Company funds to complete Building B, which loans were to be applied against his purchase price of Building A. The Company completed Building B in March 1998. The Company leased Building B to an unaffiliated person for a five year term commencing April 1, 1998 at a net rental of $22,000 per month with an option to purchase the building for $2,000,000. The sale of Building A was recognized for accounting purposes in the three months ended March 31, 1998. The Company has no intention at the present time to commence new construction. (See "Certain Transactions")

     In October 1996, Mr. Klenner agreed to resign as president and as a director and agreed to a cancellation of his employment agreement (which provided for a $168,000 salary per annum until February 1999), upon payment of $372,000. It was further agreed that the term of the 250,000 stock options which were granted to him under his employment agreement and pursuant to the Company's Incentive Stock Option Plan of 1993 would not terminate but would continue through the original term. .

     In February 1997, the Company's Chairman of the Board, Robert Genova, resigned as an officer, director and employee, and agreed to a cancellation of his employment agreement upon payment of $50,000, which represented the approximate amount owed to him with respect to his 1996 salary. In addition, the Company agreed that 125,000 stock options which were granted to him under his employment agreement would not terminate as a result of the resignation, but would continue to be governed by the original terms of the options. In February 1998, Mr. Genova was appointed a director of the Company. In April 1998, Mr. Genova agreed to serve as treasurer and chief financial officer of the Company until the completion of this offering. He was granted 30,000 options under the Stock Option Plan. Mr. Genova also agreed to be employed by the Company as President after the completion of this offering under a six year employment agreement at a salary of $72,000 per year.

     In February 1997, Mr. Klenner was retained as a consultant to the Company to oversee the Company's real estate interests and Internet business. He agreed to render consulting services for a two-year period for a fee of 100,000 five-year options exercisable at $2.00 per share for the period from February 1999 to February 2002. The compensation relating to these options which was valued at $50,000 is being charged to operations over a two-year period.

     The Board approved on July 15, 1998 a grant of 100,000 six year options to each of Frank R. Cohen, Robert Genova, and Csaba Toro to be issued after completion of this offering at the exercise price of the Common Stock Purchase Warrants in this offering.

     The Company believes that each of the foregoing transactions were on terms no less favorable than those which could have been obtained from unaffiliated third parties. All future material transactions between the Company and its affiliates will be on terms no less favorable to the Company than those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the issuer's independent directors who do not have an interest in the transactions and who had access, at the Company's expense, to the Company's or independent legal counsel.

                           DESCRIPTION OF SECURITIES

     The Company's authorized capitalization consists of 15,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share, which may be issued in one or more series. As of the date of this Prospectus, the Company had 5,336,750 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The following summary description of the Units, Common Stock, Preferred Stock and Series A Preferred Stock are qualified in their entirety by reference to the Company's Certificate of Incorporation, as amended.

UNITS

     Each of the 1,000,000 Units offered hereby consists of one share of Series A Convertible Cumulative Redeemable Preferred Stock and two Common Stock Purchase Warrants. The components of the Units will not be separately transferable until ______________ 1999, or such earlier date after ______________, 1998 as may be determined by the Underwriter (the "Separation

Date").

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by Stockholders. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and, upon liquidation, are entitled to share pro rata in any distribution to stockholders after payments to creditors and after paying, or providing for, any liquidation preferences of any outstanding Preferred Stock. There are no conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock, and stockholders have no preemptive rights to acquire shares of Common Stock issued by the Company in the future. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

     The Common Stock is traded on NASDAQ SmallCap Market under the symbol
EWEB.

PREFERRED STOCK

     The Preferred Stock may be issued in one or more series, to be determined and to bear such title or designation as may be fixed by resolution of the Board of Directors prior to the issuance of any shares thereof. Each series of Preferred Stock will have such voting powers, if any, preferences, and other rights as determined by the Board of Directors, with such qualifications, limitations or restrictions as may be stated in the resolutions of the Board of Directors adopted prior to the issuance of any shares of such series of Preferred Stock.

     The Preferred Shares being offered hereby are the first series of Preferred Stock designated by the Board of Directors. The Company may not, without the affirmative vote of the holders of at least a majority of the outstanding Preferred Shares offered hereby, amend, alter or repeal any of the provisions of the Certificate of Incorporation or the Certificate of Designation for the Preferred Shares, or authorize any reclassification of the Preferred Shares so as to adversely affect the preferences, special rights or privileges or voting power of the Preferred Shares or authorize or create any class of stock ranking prior to the Preferred Shares as to dividends or distribution of assets, or create or issue any shares of any series of the Company's authorized preferred stock ranking prior to the Preferred Shares as to dividends or distribution on liquidation. The Board has no present plans to issue any other series of Preferred Stock. However, purchasers of the Preferred Shares offered hereby should be aware that subject to the foregoing restrictions, the holders of any series of the Preferred Stock which may be issued in the future could have voting rights, rights to receive dividends or rights to distribution in liquidation superior to those of holders of the Preferred Shares or Common Stock, thereby adversely affecting rights of the holders of the Preferred Shares or Common Stock.

     Because the terms of each series of Preferred Stock may be fixed by the Company's Board of Directors without shareholder action, the Preferred Stock could be issued with terms calculated to defeat a proposed takeover of the Company, or to make the removal of the Company's management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of the Preferred Shares, the publicly held Warrants, and the Common Stock. Management of the Company is not aware of any such threatened transaction to obtain control of the Company.

SERIES A CONVERTIBLE CUMULATIVE REDEEMABLE PREFERRED STOCK

     The Board of Directors has filed a Certificate of Designation designating 1,500,000 shares of Preferred Stock as "Series A Convertible Cumulative Redeemable Preferred Stock" (the "Preferred Shares"). The Company is offering 1,000,000 Preferred Shares as part of the Units offered hereby. The Preferred Shares have the following rights, preferences, and privileges:

     Conversion. Unless previously redeemed by the Company, the holders of the Preferred Shares are entitled beginning on the Separation Date, to convert each Preferred Share into ___ (__) shares of Common Stock subject to adjustment described below. In lieu of issuing fractional shares of Common Stock upon conversion, the Company may pay an equivalent amount in cash. If any holder surrenders a Preferred Share for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the next dividend payment date, then, notwithstanding such conversion, the dividend payable on such dividend date will be paid to the registered holder of such share on such record date. In such event, such share, when surrendered for conversion, must be accompanied by payment of an amount equal to the dividend payable on such dividend payment date on the share so converted. In the case of Preferred Shares called for redemption, conversion rights will expire at the close of business on the redemption date.

     The conversion rate is subject to adjustment upon the occurrence of certain events, including the issuance of stock of the Company as a dividend or distribution on the Common Stock but not as dividends on the Preferred Shares; sub-divisions and combinations of Common Stock; certain reclassifications, consolidations, mergers and sales of property of the Company; the issuance to all holders of Common Stock of certain rights or warrants; and the distribution to all holders of Common Stock of evidence of indebtedness of the Company or of assets (excluding cash dividends or distributions from retained earnings). Except as stated above, the Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

     Dividends. Each Preferred Share is entitled to cumulative annual dividends of $.36 payable on April 30 of each year commencing April 30, 1999. Unpaid dividends will accumulate and be payable prior to the payment of dividends on the Common Stock. The Company may, at its option, pay dividends in shares of Common Stock, in lieu of cash. Shares used for such purpose will be valued at the average closing bid price during the ten trading days ending on the tenth day before the dividend payment date, subject to certain conditions. For the foreseeable future, the Company expects to make dividend payments on the Preferred Shares in shares of Common Stock.

     Redemption. The Preferred Shares are redeemable after the Separation Date at the option of the Company, on not less than 30 days' written notice to registered holders at the redemption price of $7.20 per share plus accumulated dividends, provided the Company may not redeem the Preferred Shares unless the closing price of the Common Stock equals or exceeds $_ per share for at least 20 of the 30 consecutive trading days ending within five trading days prior to the date the redemption notice is mailed.

     Voting Rights. Preferred Shares are entitled to one vote per share voting together with the Common Stock as one class, except as otherwise provided by the Delaware General Corporation Law provided, however, that if dividends payable on the Preferred Shares shall have been unpaid for two dividend periods, the holders of the Preferred Shares, voting as a class, shall be entitled to elect two directors to the Board of Directors.

     Preference on Liquidation. Preferred Shares will be entitled to a preference on liquidation equal to $6 per share, plus accumulated unpaid dividends.

     No Sinking Fund.   The Company is not required to provide for the
retirement or redemption of the Preferred Shares through the operation of a sinking fund.

COMMON STOCK PURCHASE WARRANTS

     The Company is offering 2,000,000 (2,300,000 if the Underwriter's over-allotment option is exercised in full) Common Stock Purchase Warrants (the "Warrants") as part of the Units offered hereby. Each Warrant entitles the holder to purchase until __________ one share of Common Stock at an exercise price of $___. The Warrants offered hereby are subject to redemption at any time after the Separation Date, on 30 days notice at $.__ per Warrant provided that the closing sale price, or if none, the closing bid price of the Common Stock exceeds $____ per share on at least 20 days of the 30 trading days ending within 15 days of the date on which the notice of redemption is mailed. Holders of Warrants shall have exercise rights until the close of the business day preceding the date fixed for redemption.

     The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends and distributions, stock splits, recapitalizations, mergers and consolidations. No adjustment exists for the issuance of shares of Common Stock, among other circumstances, upon exercise of any of the Warrants or options granted under any stock option plan or the Underwriter's Unit Warrants. The Company is not required to issue fractional shares. The holder of a Warrant does not possess any rights as a stockholder of the Company unless he exercises his Warrant and obtains Common Stock. The Warrants have been issued in registered form under a Warrant Agreement dated as of the date of this prospectus between the Company and American Stock Transfer & Trust Company as Warrant Agent. The shares of Common Stock issued upon exercise of a Warrant, will be fully paid and non-assessable.

     A Warrant may be exercised upon the surrender of a duly completed warrant certificate on or prior to its expiration, accompanied by cash or certified bank check for the exercise price.

UNDERWRITER'S WARRANTS

     The Company sold to J.W. Barclay & Co., Inc. (one of the underwriters in its public offering of securities on July 29, 1993 and the Underwriter in this Offering) at a price of $.001 per Warrant, 62,000 warrants (the "1993 Underwriter's Warrants") to purchase a like number of shares of Common Stock of the Company. The 1993 Underwriter's Warrants were exercisable at a price of $13.20 per share until July 29, 1998 at which time they expired.

     Subject to the sale of the securities offered hereby, the Company will sell to the Underwriter of this offering for a nominal consideration, 100,000 Unit warrants to purchase a like number of Units at an exercise price of $9.90 per unit.

OUTSTANDING OPTIONS AND WARRANTS

     As of the date of this Prospectus, there are outstanding warrants to purchase an aggregate of 575,000 shares of Common Stock at prices ranging from $1.25 to $14.75 per share, outstanding non-plan stock options to purchase 510,000 shares of Common Stock at prices ranging from $1.00 to $2 per share and options outstanding under the Option Plan to purchase 350,000 shares of Common Stock at prices from $1.00 to 3 3/8 per share.

     The Company intends to file one or more registration statements under the Securities Act to register all shares of Common Stock subject to outstanding stock options and warrants and such registration statements are expected to become effective upon filing. Shares covered by these registration statements will thereupon be eligible for sale in the public markets, subject in certain cases to lock-up restrictions.

LOCK-UP AGREEMENTS

     The directors and officers of the Company own an aggregate of 65,000 shares of Common Stock and options to purchase an additional 385,000 shares of Common Stock and have agreed not to directly or indirectly sell, assign, transfer, encumber, contract to sell, grant an option to purchase of otherwise dispose of any shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock which they beneficially own for a period of 12 months after the date of this Prospectus without the prior written consent of the Underwriter.

TRANSFER AGENT

     The transfer agent for the Common Stock and for the Preferred Shares is American Stock Transfer & Trust Co., 40 Wall Street, New York, New York 10005.

REPORTS TO SHAREHOLDERS

     The Company intends to furnish its shareholders with annual reports containing financial statements audited and reported upon by its independent accounting firm and intends to furnish other reports as it may determine or may be required by law.

APPLICATION FOR LISTING

     It is anticipated that after this Offering, the Units will be quoted on the NASDAQ Small-Cap Market under the symbol EWEBU. The Common Stock is currently being quoted on the NASDAQ Small-Cap Market under the symbol "EWEB" No assurance can be given that a trading market for the Company's Units will develop or be sustained.

                                          SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of this offering, the Company will have 5,336,750 shares of Common Stock outstanding. 5,271,750 of these shares are freely tradeable and 65,000 are restricted securities as that term is defined under Rule 144 under the Securities Act of 1933 (the "Act") and may not be resold except in compliance with the registration requirements of the Securities Act, or pursuant to Rule 144 or pursuant to some other exemption from registration.

See "Certain Transactions."

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated under the terms of Rule
144), who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

                                  UNDERWRITING

     Subect to the terms and conditions in the underwriting agreement between EuroWeb and the Underwriters named below, for which J.W. Barclay is acting as Representative, a copy of which agreement is filed as an exhibit to the Registration Statement of which this Propsectus forms a part, EuroWeb has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase, the number of Units set forth opposite its name. All 1,000,000 Units must be purchased by the several Underwriters if any are purchased.

     UNDERWRITERS                                           NUMBER OF UNITS

     J.W. Barclay & Co., Inc...........................

                                Total..................         1,000,000

     The Representative has advised the Company that the Underwriters proposes to offer the Units to the public at the offering price set forth on the cover page of this Prospectus and that the Underwriters may allow certain dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") a concession of $__ per Unit. After the initial public offering, the public offering price and concessions may be changed by the Underwriters.

     The Company has granted the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 150,000 Units at the public offering price less the underwriting discount set forth on the cover page of this Prospectus. The Underwriters may exercise this option solely to cover over-allotments in the sale of the Units.

     The Company has agreed to pay the Representative a non-accountable expense allowance of 3% of the gross proceeds of the Units sold in the offering (including the over-allotment option), of which $30,000 has been paid.

     The Company has agreed to enter into an agreement with the Representative retaining the Representative as financial consultant for a period of two years from the date hereof, pursuant to which the Underwriter will receive a fee of $37,500 per year payable in full at the closing of the Offering. The Company has agreed with the Underwriter to pay a finder's fee, ranging from 7% of the first $1,000,000 down to 2 1/2% of the excess over $9,000,000 of the consideration involved in any transaction (including mergers and acquisitions) consummated by the Company in which the Representative introduced the other party to the Company during the five year period commencing on the closing date.

     The Company will pay the Representative commencing one year from the date hereof, a commission equal to ten percent of the exercise price of the Warrants exercised, provided that (i) at the time of exercise the market price of the Common Stock is greater than the exercise price of the Warrants, and (ii) the exercise of the Warrants was solicited by a member of the NASD and the NASD member is designated in writing by the Warrant Holder, (iii) the Warrants exercised are not held in discretionary accounts, (iv) disclosure of the compensation arrangements has been made both at the time of the offering and at the time of exercise of the Warrant, and (v) the solicitation of the exercise of the Warrants is not in violation applicable rules under the Securities Exchange Act of 1934 (the "Exchange Act"). A portion of such commission may be reallocated to any dealer who solicited such exercise. In addition, unless granted an exemption by the Commission from applicable rules under the Exchange Act, the Represenetaive will be prohibited from engaging in any market activity or solicited brokerage activities until the later of the termination of such solicitation of activity or the termination by waiver or otherwise of any right the Representative may have to receive a fee for the exercise of the Warrants following such solicitation. Such a prohibition, while in effect, could impair the liquidity and market price of the Securities.

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

     The Company has agreed to sell to the Underwriters or its designees, at a price of $.001 per warrant, a total of 100,000 Units (the "Underwriters' Unit Warrants") to purchase a like number of Units. The Underwriters' Unit Warrants will be exercisable at a price of $9.90 per Unit for a period of five years commencing on the date hereof. The Underwriter's Unit Warrants and the underlying Units will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the date hereof except to the Underwriters and selected dealers and officers and partners thereof. Any profit realized upon any resale of the Underwriter's Unit Warrants may be deemed to be additional underwriters' compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Underwriter's Unit Warrants and their underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriter's Unit Warrants and their underlying securities.

     The Underwriters has informed the Company that they do not expect sales of Units to be made to discretionary accounts to exceed 2% of the Units offered hereby.

     Certain current Common Stock and option holders, of the Company, have agreed that they will not, directly or indirectly, offer to sell, contract to sell, sell, transfer, assign, encumber, grant an option to purchase, pledge or otherwise dispose of any beneficial interest in such securities, for a period of twelve months following the date hereof, without the prior written consent of the Underwriter.

     The Underwriting Agreement provides that the Representative has the right, for a period of five years from the date of the closing of the Offering, to designate one person to attend Board of Directors meetings. Such person shall be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company shall reimburse the designee of the Representative for his out-of-pocket expenses incurred in connection with his attendance at such meetings. As of the date of this Prospectus, the Representative has not designated such person.

     The Company has agreed that for a period of six months from the date hereof, it will not issue any securities not contemplated by this Prospectus without the prior written consent of the Representative.

     Certain persons participating in this offering may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Units at levels above those which otherwise might prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid or effecting of any purchase for the purpose of pegging, fixing or maintaining the price of the Units. A syndicate-covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with this offering. A penalty bid means an arrangement that permits the Underwriter to reclaim a selling concession from a syndicate member in connection with this offering when shares of Units sold by the syndicate member are purchased in syndicate-covering transactions. Such transactions may be effected on the NASDAQ Stock Market, in the over-the-counter market or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

                                                   LEGAL MATTERS

     The validity of the Units (including the Preferred Shares and the Common Stock Purchase Warrants) offered hereby will be passed upon for the Company by Cohen & Cohen, 445 Park Avenue, New York, New York 10022. Frank R. Cohen, a partner in Cohen & Cohen, owns 10,000 shares of the Common Stock and holds options to purchase an additional 140,000 shares of Common Stock. He is also Chairman of the Board and President of the Company. Certain matters of Hungarian law will be passed upon for the Company by Dr. Istvan L. Fekete, Budapest 4. sz Ugyvedi Iroda, 1077 Budapest, Kiraly u. 67. Certain legal matters in connection with this Offering are being passed upon for the Underwriter by Henry C. Malon, Esq., 1 Battery Park Plaza, New York, NY 10004.

                                                      EXPERTS

     The financial statements included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

-------------------------------------------------------------------------------



                          EUROWEB INTERNATIONAL CORP.

                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        F-2

CONSOLIDATED FINANCIAL STATEMENTS:
   Balance sheets as of December 31, 1997 and

      June 30, 1998 (unaudited)                                           F-3

   Statements of loss for the years ended

      December 31, 1996 and 1997 and the six months

      ended June 30, 1997 (unaudited) and 1998 (unaudited)                F-4

   Statements of stockholders' equity for the years ended
      December 31, 1996 and 1997 and six months ended

      June 30, 1998 (unaudited)                                           F-5

   Statements of cash flows for the years ended
      December 31, 1996 and 1997 and six months

      ended June 30, 1997 (unaudited) and 1998 (unaudited)                F-6

   Notes to consolidated financial statements                      F-7 - F-23

-------------------------------------------------------------------------------

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
EuroWeb International Corp.
New York, New York

We have audited the accompanying consolidated balance sheet of EuroWeb International Corp. (formerly Hungarian Teleconstruct Corp.) as of December 31, 1997, and the related consolidated statements of loss, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EuroWeb International Corp. as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

BDO Seidman, LLP

New York, New York

April 10, 1998

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

--------------------------------------------------------------------------------
                          CONSOLIDATED BALANCE SHEETS

December 31,                                   December 31, 1997   June 30, 1998
ASSETS                                                              (unaudited)
CURRENT:

   Cash and cash equivalents (Note 3)              $   697,948      $   263,089
   Accounts receivable, less allowance
      of $39,216 and $37,293 for doubtful
      accounts                                         172,437          194,903
   Receivables from Hungarian Broadcasting
      Corporation (Note 4(a))                          546,053          556,372
   Prepaid and other                                   103,073           79,165
        TOTAL CURRENT ASSETS                         1,519,511        1,093,529
PROPERTY AND EQUIPMENT, LESS ACCUMULATED
  DEPRECIATION OF $102,402 AND $148,594                240,887          224,060
CONDOMINIUM BUILDING - HELD FOR SALE (NOTE 5(C))             -        1,590,000
CONSTRUCTION-IN-PROGRESS (NOTE 5(A))                 3,279,900                -
GOODWILL, LESS ACCUMULATED AMORTIZATION OF
  $383,000 AND $577,000 (NOTE 10)                    1,529,912        1,364,707
OTHER                                                   70,094          205,018

                                                    $6,640,304       $4,477,314

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:

   Loan payable to Hungarian Broadcasting
     Corporation (Note 4(c))                      $   368,456      $    378,954
   Payable to former owners of acquired
     businesses (Note 10)                             191,000            76,000
   Accounts payable and accrued expenses              789,623           632,618
        TOTAL CURRENT LIABILITIES                   1,349,079         1,087,572
10% CONVERTIBLE DEBENTURES (NOTE 6(A))                150,000                 -
DEFERRED REVENUE (NOTE 5(B))                        1,589,653            46,000
        TOTAL LIABILITIES                           3,088,732         1,133,572
COMMITMENTS (NOTES 5 AND 8)
STOCKHOLDERS' EQUITY (NOTE 7):

   Preferred stock, $.001 par value -
     shares authorized 5,000,000; no shares
     outstanding                                            -                 -
   Common stock, $.001 par value - shares
     authorized 15,000,000; issued and outstanding
     4,949,936 and 5,306,750                            4,950             5,307
   Additional paid-in capital                      18,755,225        18,916,550
   Deficit                                        (15,172,703)      (15,549,807)
   Accumulated other comprehensive loss:
      Foreign currency translation adjustment         (35,900)          (28,308)
        TOTAL STOCKHOLDERS' EQUITY                  3,551,572         3,343,742

                                                  $ 6,640,304       $ 4,477,314


          See accompanying notes to consolidated financial statements.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

--------------------------------------------------------------------------------
                                                              STATEMENT OF LOSS



                                    Year ended             Six months ended
                                    December 31,                June 30,
                                  1996      1997         1997            1998
                                                      (unaudited)    (unaudited)

REVENUES:

   Internet                  $       -    $1,270,135     $608,080   $840,000
   Construction (Note 5(b))          -             -            -  1,724,468
   Rent income                       -             -            -     66,000

                                     -     1,270,135      608,080  2,630,468
EXPENSES (INCOME):

   Cost of construction              -            -             -  1,723,870
   Compensation and related
    costs (Notes 8 and 9(a)  1,364,550       810,543      386,117    316,945
   Network costs                     -       525,530      194,493    453,269
   Consulting and
     professional fees         190,330       234,042      203,362     93,124
   Rent                          5,716       117,531       55,193     65,593
   Depreciation and
     amortization               29,352       497,362      245,268    250,192
   Interest - net
     (Note 6(a))               287,677       370,166      338,306    (11,733)
   Financing costs
      (Note 6(a))               99,000       153,965      133,703          -
   Foreign currency loss       150,917        28,654       75,761      6,148
   Write-down of
    construction-in-
    progress to estimated
    market value (Note 5(a)) 1,000,000       350,000            -          -
   Gain on sale of
    investment in affiliate
      (Note 4(b))                    -       524,000            -           -
   Other                       379,472       713,570      387,570    110,164

                             3,517,014     3,277,363    2,019,773  3,007,572
        LOSS BEFORE
          EQUITY IN
          NET LOSS OF
          UNCONSOLIDATED
          AFFILIATE          3,517,014     2,007,228   (1,411,693)  (377,104)

EQUITY IN NET LOSS OF
  UNCONSOLIDATED AFFILIATE
  (NOTE 4(B))                  278,000             -            -          -
NET LOSS                     3,795,014     2,007,228   (1,411,693)  (377,104)
OTHER COMPREHENSIVE
  INCOME(LOSS) - FOREIGN
  CURRENCY TRANSLATION
  ADJUSTMENT                         -       (35,900)           -      7,592

COMPREHENSIVE LOSS          $(3,795,014) $(2,043,128)  $(1,411,693) (369,512)
=======================     ============ ============  ============  ========
NET LOSS PER SHARE -
  BASIC AND DILUTED         $     (2.26) $      (.54)  $      (.47) $    (.07)
=======================     ============ ============   ===========  =========
WEIGHTED AVERAGE NUMBER
  OF SHARES OUTSTANDING        1,681,000    3,728,000     3,007,469  5,118,892
=======================     ============ ============   ===========  =========

          See accompanying notes to consolidated financial statements.

-----------------------------------------------------------------------------




                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Years ended December 31, 1996 and 1997 and six months ended June 30, 1998

                                                              Accumulated
                                                  Additional     other
                                                   paid-in    comprehensive
                               Common stock        capital        loss        Deficit
                            Shares      Amount
BALANCE,
  JANUARY 1, 1996           1,518,290     $1,518  $14,645,998   $      -      $         -
Issuance of shares
for cash (Note 6(b)         550,000        550        972,450          -                -
Compensation relating
  to the extension
  of the period of
  exercisability of
  former officer's
  options (Note 9(a))             -          -        600,000          -                -
Issuance of shares for
  businesses to be
  acquired (Note 10)        144,000        144        359,856          -                -
Issuance of shares on
  conversion of
  debentures and
  accrued interest
  (Note 6(a))               263,979        264        311,143          -                -
Incremental interest
  from revaluation of
  convertible debentures
  (Note 6(a))                     -          -        300,000          -                -
Net loss for the year             -          -              -          -        3,795,014
BALANCE,
  DECEMBER 31, 1996       2,476,269      2,476     17,189,447          -      (13,165,475)
Compensation relating
  to the extension
  of the period of
  exercisability of
  former officer's
  options and issuance of
  options to consultant
  (Note 8)                        -          -        170,000          -                -
Issuance of shares on
  conversion of
  debentures and
  accrued interest
   (Note 6(a))            2,413,667      2,414      1,224,838          -                -
Exercise of put
  options on common
  stock issued in
  connection with
   acquisitions             60,000          60       (156,060)         -                -
Incremental interest
  from revaluation of
  convertible debentures
  (Note 6(a))                    -           -        327,000          -                -
Foreign currency
  translation adjustment         -           -              -    (35,900)               -
Net loss for the year            -           -              -          -       (2,007,228)
BALANCE,
  DECEMBER 31, 1997       4,949,936      4,950     18,755,225    (35,900)     (15,172,703)
Issuance of shares on
  conversion of
  debentures (unaudited)    356,814        357        161,325          -                -
Foreign currency
  translation adjustment
  (unaudited)                     -          -              -      7,592                -
Net loss for the period
  (unaudited)                     -          -              -          -         (377,104)
BALANCE, JUNE 30, 1998
  (UNAUDITED)              5,306,750    $5,307    $18,916,550   $(28,308)    $(15,549,807)
========================   =========    ======    ===========   =========    ============

          See accompanying notes to consolidated financial statements.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

-------------------------------------------------------------------------------

                                                            Year ended December 31,    Six months ended June 30,
                                                            1996             1997         1997          1998
                                                                                        (unaudited)   ( unaudited)
-----------------------------------------------------  ------------     ------------    ------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                             $(3,795,014)    $(2,007,228)    $(1,411,693)   $(377,104)
   Adjustments to reconcile net loss to net
      cash provided by (used in) operating activities:
        Depreciation and amortization                        29,352         497,362         245,268      250,192
        Amortization of imputed interest income                   -               -         (26,000)           -
        Gain on sale of investment                                -        (524,000)              -            -
        Options granted/extended as compensation            600,000         170,000         125,000            -
        Stock issued for accrued interest                     3,907          42,252          20,435       11,682
        Incremental interest on revaluation of
           convertible debentures                           300,000         327,000         304,000            -
        Provision for loss on construction-in-progress    1,000,000         350,000               -            -
        Equity in net loss of unconsolidated affiliate      278,000               -               -            -
        Provision for doubtful accounts                           -          39,216               -            -
        Loss on sale of property                              9,090          75,000          75,000          247
        (Increase)decrease in:
           Accounts receivable                                    -         (70,849)       (219,133)      67,534
           Vat refund receivable                            146,804          74,412          19,396            -
           Receivables from related parties                  85,962         (65,269)            616            -
           Prepaid and other assets                          (9,881)         82,329         (65,030)    (103,424)
        Increase (decrease) in:
           Accounts payable and accrued expenses           (227,283)        (59,449)        345,728     (157,005)
           Payable to former owners/officers                      -               -         125,059     (115,000)
           Deferred revenue                               1,490,039         99,614                -       46,000
           NET CASH PROVIDED BY (USED IN)
              OPERATING ACTIVITIES                           88,624       (969,610)        (461,354)    (376,878)
CASH FLOWS FROM INVESTING ACTIVITIES:
   Receivable from HBC, net                                 376,323        (65,269)          16,084          179
   Acquisition of Internet service companies, net of
      cash acquired                                        (825,000)      (501,986)        (458,629)           -
   Acquisition of property and equipment and
      construction-in-progress                           (1,429,992)      (243,890)        (477,023)     (29,365)
   Acquisition of intangibles                                     -              -                -      (28,795)
   Proceeds from sale of investment in HBC                        -        649,000                -            -
   Proceeds from sale of property                           320,510        134,000          134,000            -
           NET CASH USED IN INVESTING ACTIVITIES         (1,558,159)      (28,145)         (785,568)     (57,981)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of convertible debt               792,500        850,000          780,000            -
   Proceeds from HBC loan                                         -        350,000          350,000            -
   Proceeds from issuance of common stock                   973,000              -                -            -
           NET CASH PROVIDED BY FINANCING
              ACTIVITIES                                  1,765,500      1,200,000        1,130,000
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                              118,717        202,245         (116,922)    (434,859)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD              376,986        495,703          495,703      697,948
CASH AND CASH EQUIVALENTS, END OF PERIOD                   $495,703       $697,948         $378,781     $263,089

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:

     Interest paid                                                -              -                -       $6,000
     Noncash transactions:
           Issuance of common stock upon
             conversion of debentures and accrued
             interest                                      $307,000     $1,185,000         $605,435     $161,682
        Issuance of common stock as advances on
           acquisition                                      360,000              -                -            -
        Payable to stockholders of acquired                 400,000        191,000                -            -
           companies

          See accompanying notes to consolidated financial statements.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)

 1  SUMMARY OF                      (a)     Principles of Consolidation
    SIGNIFICANT ACCOUNTING
    POLICIES                                      The consolidated financial
                                                  statements include the
                                                  accounts of EuroWeb
                                                  International Corp., formerly
                                                  Hungarian Teleconstruct Corp.
                                                  (the "Company") and its
                                                  wholly-owned subsidiaries.
                                                  All material intercompany
                                                  balances and transactions
                                                  have been eliminated. Certain
                                                  1996 items have been
                                                  reclassified to conform to
                                                  the 1997 presentation.

                                           (b) Use of Estimates and Assumptions

                                                  In preparing financial
                                                  statements in conformity with
                                                  generally accepted accounting
                                                  principles, management is
                                                  required to make estimates
                                                  and assumptions that affect
                                                  the reported amounts of
                                                  assets and liabilities and
                                                  the disclosure of contingent
                                                  assets and liabilities at the
                                                  date of the financial
                                                  statements and revenues and
                                                  expenses during the reporting
                                                  period. Actual results could
                                                  differ from those estimates.

                                        (c)     Interim Financial Statements

                                                The consolidated financial
                                                statements as of June 30, 1998
                                                and for the six months ended
                                                June 30, 1998 and 1997 are
                                                presented as unaudited. In the
                                                opinion of management, these
                                                financial statements include
                                                all adjustments necessary to
                                                present fairly the information
                                                set forth therein. These
                                                adjustments consist solely of
                                                normal recurring accruals. The
                                                interim results of operations
                                                for the six months ended June
                                                30, 1998 and 1997 are not
                                                necessarily indicative of the
                                                results to be expected for the
                                                full year or for any other
                                                interim period.

                                        (d)     Fiscal Year

                                                The Company's reporting period
                                                is the fiscal year ending
                                                December 31.

                                        (e)     Revenue Recognition

                                                Revenues from monthly Internet
                                                service are recognized in the
                                                month in which the services are
                                                provided. Sale of constructed
                                                condominium apartments is
                                                recognized when collection of
                                                sales price is assured.

                                          (f)   Foreign Currency Translation

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)


 ------------------------------------------------------------------------------


                                                  The Company's Hungarian
                                                  subsidiary, EuroWeb Rt, uses
                                                  the local currency, the
                                                  Hungarian forint, as the
                                                  functional currency and
                                                  translates all assets and
                                                  liabilities at year-end
                                                  exchange rates and all income
                                                  and expense accounts at
                                                  average rates, and records
                                                  adjustments resulting from
                                                  the translation in a separate
                                                  component of stockholders'
                                                  equity. The Company uses the
                                                  U.S. dollar as the functional
                                                  currency for its Hungarian
                                                  subsidiary, Teleconstruct
                                                  Epitesi Rt ("Teleconstruct").
                                                  Accordingly, monetary assets
                                                  and liabilities of
                                                  Teleconstruct were remeasured
                                                  at year-end exchange rates,
                                                  nonmonetary assets and
                                                  liabilities were remeasured
                                                  at historical rates, and
                                                  income and expense accounts
                                                  were remeasured at the
                                                  average rates in effect
                                                  during the year.
                                                  Remeasurement adjustments and
                                                  transaction gains or losses
                                                  are reflected in the
                                                  consolidated statements of
                                                  loss.

                                          (g)     Cash Equivalents

                                                  For purposes of the
                                                  consolidated statements of
                                                  cash flows, the Company
                                                  considers all highly liquid
                                                  debt instruments purchased
                                                  with a maturity of three
                                                  months or less to be cash
                                                  equivalents.

                                        (h)       Fair Value of Financial
                                                    Instruments

                                                  The carrying values of cash
                                                  equivalents, accounts
                                                  receivable, receivables from
                                                  and loan payable to Hungarian
                                                  Broadcasting Corporation
                                                  ("HBC"), payable to former
                                                  owners of acquired
                                                  businesses, accounts and
                                                  accrued expenses payable and
                                                  convertible debentures
                                                  approximate fair values.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)


-------------------------------------------------------------------------------


                                          (i)     Equity in Net Loss of
                                                    Unconsolidated Affiliate

                                                  The Company's 9.7% equity
                                                  interest in HBC was accounted
                                                  for using the equity method
                                                  through September 30, 1996
                                                  since the Company had the
                                                  ability to exercise
                                                  significant influence over
                                                  HBC. Beginning October 1,
                                                  1996, the Company
                                                  discontinued its use of the
                                                  equity method of accounting
                                                  for its investment in HBC,
                                                  since the Company no longer
                                                  had the ability to exercise
                                                  significant influence over
                                                  HBC (see Note 4(b)). On
                                                  October 29, 1997, the Company
                                                  sold its interest in HBC.

                                          (j)     Property, Equipment and
                                                  Depreciation

                                                  Property and equipment are
                                                  stated at cost. Depreciation
                                                  is computed using the
                                                  straight-line method over the
                                                  estimated useful lives of the
                                                  assets of 3-5 years. During
                                                  1996, the Company sold its
                                                  office condominium at a net
                                                  loss of $75,000, which is
                                                  included in other expenses.

                                          (k)     Goodwill

                                                  Goodwill is amortized on a
                                                  straight-line basis over its
                                                  estimated useful life of 5
                                                  years. The Company
                                                  periodically evaluates
                                                  goodwill based upon the
                                                  expected undiscounted cash
                                                  flow from the acquired
                                                  businesses.

                                          (l)     Stock-Based Compensation

                                                  In October 1995, the
                                                  Financial Accounting
                                                  Standards Board ("FASB")
                                                  issued Statement of Financial
                                                  Accounting Standards ("SFAS")
                                                  No. 123, "Accounting for
                                                  Stock-Based Compensation"
                                                  ("SFAS No. 123") which
                                                  establishes a fair value
                                                  method of accounting for
                                                  stock-based compensation,
                                                  through either recognition or
                                                  disclosure. The Company
                                                  adopted the disclosure option
                                                  for employee stock-based
                                                  compensation provisions of
                                                  SFAS No. 123. However, since
                                                  the pro forma net loss and
                                                  net loss per share amounts
                                                  assuming the fair value
                                                  method was adopted January 1,
                                                  1995 did not differ
                                                  materially from the
                                                  comparable amounts reported
                                                  on the consolidated
                                                  statements of loss, no such
                                                  pro forma amounts have been
                                                  disclosed.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)


             ------------------------------------------------------------------


                                          (m)     Income Taxes

                                                  The Company accounts for
                                                  income taxes in accordance
                                                  with SFAS No. 109,
                                                  "Accounting for Income Taxes"
                                                  ("SFAS No. 109"). This
                                                  statement requires a
                                                  liability approach for
                                                  measuring deferred taxes
                                                  based on temporary
                                                  differences between the
                                                  financial statement and
                                                  income tax bases of assets
                                                  and liabilities existing at
                                                  the balance sheet date using
                                                  enacted rates for the years
                                                  in which the taxes are
                                                  expected to be paid or
                                                  recovered.

                                          (n)     Comprehensive Income

                                                  In June 1997, the FASB issued
                                                  SFAS No. 130, "Reporting
                                                  Comprehensive Income", which
                                                  establishes standards for
                                                  reporting and display of
                                                  comprehensive income, its
                                                  components and accumulated
                                                  balances. Comprehensive
                                                  income is defined to include
                                                  all changes in equity except
                                                  those resulting from
                                                  investments by owners and
                                                  distributions to owners.
                                                  Among other disclosures, SFAS
                                                  130 requires that all items
                                                  that are required to be
                                                  recognized under current
                                                  accounting standards as
                                                  components of comprehensive
                                                  income be reported in a
                                                  financial statement that is
                                                  displayed with the same
                                                  prominence as other financial
                                                  statements. SFAS No. 130
                                                  became effective for
                                                  financial statements for
                                                  periods beginning after
                                                  December 15, 1997 and
                                                  requires comparative
                                                  information for earlier
                                                  periods. The Company adopted
                                                  SFAS No. 130 as of January 1,
                                                  1998.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)

 ------------------------------------------------------------------------------


                                          (o)     Net Loss Per Share

                                                  During 1997, the FASB issued
                                                  SFAS No. 128 ("SFAS No.
                                                  128"), "Earnings per Share,"
                                                  which provides for the
                                                  calculation of "basic" and
                                                  "diluted" earnings per share.
                                                  This statement became
                                                  effective for financial
                                                  statements issued for periods
                                                  ending after December 15,
                                                  1997. Basic earnings per
                                                  share include no dilution and
                                                  are computed by dividing
                                                  income available to common
                                                  stockholders by the weighted
                                                  average number of common
                                                  shares outstanding for the
                                                  period. Diluted earnings per
                                                  share reflect, in periods in
                                                  which they have a dilutive
                                                  effect, the effect of common
                                                  shares issuable upon exercise
                                                  of stock options. Although
                                                  SFAS No. 128 requires that
                                                  all periods presented be
                                                  restated to comply with the
                                                  provisions of this statement,
                                                  no restatement was required
                                                  since the Company's basic net
                                                  loss per share and primary
                                                  net loss per share for the
                                                  year ended December 31, 1996
                                                  were the same.

                                          (p)     Recent Accounting
                                                  Pronouncements

                                                  In June 1997, the FASB issued
                                                  SFAS No. 131, "Disclosures
                                                  About Segments of an
                                                  Enterprise and Related
                                                  Information", which
                                                  supersedes SFAS No. 14,
                                                  "Financial Reporting for
                                                  Segments of a Business
                                                  Enterprise". SFAS 131
                                                  establishes standards for the
                                                  way that public companies
                                                  report information about
                                                  operating segments in annual
                                                  financial statements and
                                                  requires reporting of
                                                  selected information about
                                                  operating segments in interim
                                                  financial statements issued
                                                  to the public. It also
                                                  establishes standards for
                                                  disclosures regarding
                                                  products and services,
                                                  geographic areas and major
                                                  customers. SFAS 131 defines
                                                  operating segments as
                                                  components of a company about
                                                  which separate financial
                                                  information is available that
                                                  is evaluated regularly by the
                                                  chief operating decision
                                                  maker in deciding how to
                                                  allocate resources and in
                                                  assessing performance.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)

             ------------------------------------------------------------------


                                                  SFAS 131 is effective for
                                                  financial statements for
                                                  periods beginning after
                                                  December 15, 1997 and
                                                  requires comparative
                                                  information for earlier years
                                                  to be restated. Because of
                                                  the recent issuance of this
                                                  standard, management has been
                                                  unable to fully evaluate the
                                                  impact, if any, it may have
                                                  on future financial statement
                                                  disclosures. Results of
                                                  operations and financial
                                                  position, however, will be
                                                  unaffected by implementation
                                                  of this standard.

 2. ORGANIZATION AND                      The Company is a Delaware corporation
    BUSINESS                              which was organized on November 9,

                                          1992. Its wholly-owned Hungarian
                                          subsidiary, Teleconstruct, was
                                          organized on March 19, 1993.
                                          Teleconstruct is currently building
                                          in Budapest, Hungary two luxury
                                          14-unit condominium buildings for
                                          sale (see Note 5). On January 2,
                                          1997, the Company acquired three
                                          Hungarian Internet service companies
                                          and is operating them through its
                                          wholly-owned subsidiary, EuroWeb Rt.

 3. CASH CONCENTRATION At December 31, 1997 and June 30, 1998, cash of approximately $537,000 and $129,000, respectively, denominated in U.S.
                                          dollars, was on deposit with a money
                                          market fund and major money center
                                          bank in the United States. In
                                          addition, at December 31, 1997 and
                                          June 30, 1998, approximately $161,000
                                          and $134,000, respectively, were on
                                          deposit in Hungarian banks.

4. ADVANCES TO, PAYABLE (a) At December 31, 1997, receivable FROM AND INVESTMENT from HBC represents loans, advances IN HBC and accrued interest receivable.

                                          The receivable was due June 30, 1997.
                                          The Company expects repayment of this
                                          receivable during 1998 from a
                                          convertible debt offering by HBC.
                                          Upon repayment, it will pay the loan
                                          payable to HBC.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)

             -------------------------------------------------------------------

                                     (b)  The Company's investment in HBC (a
                                          public company), represented by
                                          250,000 shares of common stock, was
                                          subject to a lock-up agreement
                                          through February 7, 1999. On
                                          October 29, 1997, the Company sold the
                                          250,000 shares for $649,000 to the
                                          then three principals of HBC's
                                          underwriter on its previous two public
                                          offerings. The sales price was
                                          approximately 55% of the market price
                                          of HBC's common stock as of the
                                          date of the agreement to sell, and
                                          approximately 40% at the time of the
                                          closing of the sale. The Company
                                          recognized a gain of $524,000 based on
                                          a carrying value of $125,000.

                                     (c)  In February 1997, the Company
                                          borrowed $350,000 from HBC. The loan,
                                          which is evidenced by a promissory
                                          note with interest at 6% per
                                          annum, is payable on the earlier to
                                          occur of (1) June 30, 1997, (2) the
                                          closing of any offering by the Company
                                          of its securities, or (3) sale of any
                                          assets by the Company. The
                                          loan is secured by the balance of the
                                          loan owed by HBC to the Company and
                                          the proceeds of a debt owed by a
                                          company controlled by the Company's
                                          former President (see Note 9(a)).

 5. CONSTRUCTION-IN-                 (a)  Construction-in-progress of two luxury
    PROGRESS AND                          14-unit condominium buildings held
    CONDOMIUM BUILDING - HELD-FOR         for sale includes the cost of land
    SALE                                  ($885,000) and construction costs
                                          incurred through December 31, 1997,
                                          net of a provision of $1,350,000
                                          ($350,000 and $1,000,000 provided in
                                          1997 and 1996, respectively), to
                                          write down to estimated net
                                          realizable value. The provision was
                                          required based on the real estate
                                          market conditions in Budapest.

                                     (b)  As of December 31, 1997, deposits of
                                          approximately $1,724,00 out of a
                                          total sales price
                                          of $1,679,653 were received
                                          for all of the apartments in
                                          one of the condominium
                                          buildings with the balance
                                          received in April 1998. All
                                          the deposits for the
                                          apartments with the exception
                                          of one for $200,000 were
                                          received from the Company's
                                          former President.  Construction was
                                          completed in March 1998 and the sale
                                          of the apartments was recognized
                                          in the first quarater 1998.
                                          The sales price of
                                          these apartments approximated
                                          the cost of the apartments
                                          net of the allocated
                                          provision for write-down of
                                          approximately $631,000.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)

             ------------------------------------------------------------------


                                     (c)  The second condominium
                                          building for which move-in
                                          permits have also been
                                          obtained in 1998, has been
                                          leased under a net lease
                                          which provides for a monthly
                                          rental of $22,000 for a
                                          period of five years. The
                                          lessee has the right to
                                          purchase the leased building
                                          for $2,000,000 during the
                                          lease period. The condominium
                                          building is carried at cost,
                                          net of a provision of
                                          approximately $719,000 to
                                          write down to estimated net
                                          realizable value.  It is being
                                          depreciated on a straight line
                                          basis over an estimated useful
                                          life of 40 years.  At June 30,
                                          1998 accumulated depreciation
                                          amounted to $10,000.

 6. RIVATE PLACEMENTS                (a) In 1996 and 1997, the Company sold
                                         $792,500 and $850,000 of 10%
                                         convertible debentures due 2 years
                                         from the date of sale to foreign
                                         investors outside the United
                                         States in private placements
                                         receiving aggregate net proceeds of
                                         approximately $693,500 and
                                         $696,000, respectively, after
                                         deducting placement agent fees
                                         and offering expenses of
                                         approximately $99,000 and
                                         $154,000, respectively.
                                         Commencing 45 days after issuance, the
                                         original principal amount of the
                                         debentures is convertible into the
                                         Company's shares of common
                                         stock at a conversion price
                                         of 50% of the market price, as
                                         defined, of the Company's
                                         common stock. In the case of the
                                         occurrence of one or more
                                         "events of default" as described in
                                         the debenture, the debentures
                                         may be immediately due and
                                         payable. During 1996 and 1997,
                                         debentures of $307,500 and
                                         $1,185,000 and accrued interest
                                         of $3,907 and $42,252,
                                         respectively, have been converted
                                         into 263,979 and 2,413,667
                                         shares of common stock, respectively.
                                         The incremental yield on
                                         the debentures relating to the
                                         convertibility of the debentures
                                         into common stock at a 50%
                                         discount to the common stock's market
                                         price resulted in an interest
                                         charge of $300,000 and $327,000 to
                                         the consolidated statements of
                                         loss for the years ended December 31,
                                         1996 and 1997, respectively.
                                         In addition, financing costs of
                                         approximately $99,000, $154,000
                                         and $134,000 incurred in
                                         connection with the sale of
                                         the debentures have been charged to
                                         operations during the years 1996
                                         and 1997 and the six months
                                         ended June 30, 1997, respectively,
                                         since substantially all of
                                         the debentures were converted
                                         to common stock within a short
                                         period after issuance.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)

 ------------------------------------------------------------------------------


                                     The unconverted debentures of $150,000 at December 31, 1997 are due as follows:

 -------------------------------------------------------------------------------
                                     January 1999            $ 50,000
                                     April 1999               100,000
                                                             $150,000

================================================================================


                                          During the six months ended
                                          June 30, 1998 the outstanding
                                          debentures of $150,000 and
                                          accrued interest of $11,682
                                          shares converted into 356,814
                                          shares of common stock. There
                                          were no debentures
                                          outstanding at June 30, 1998.

                                     (b)  In October 1996, the Company
                                          sold a private placement
                                          consisting of 550,000 shares
                                          of common stock and 550,000
                                          common stock purchase
                                          warrants exercisable at $2
                                          per share, reduced to $1.25
                                          per share on June 26, 1997,
                                          at any time from October 1,
                                          1997 until September 30, 2001
                                          for net proceeds of $973,000
                                          after deducting placement
                                          agent fees and offering
                                          expenses of $127,000. The
                                          warrants and the underlying
                                          shares of common stock have
                                          been registered under the
                                          Securities Act of 1933.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)

             ------------------------------------------------------------------


 7. STOCK OPTION PLAN AND           (a)     Stock Options
    WARRANTS
                                                  The Company has a Stock
                                                  Option Plan (the "Plan"). An
                                                  aggregate of 100,000 shares
                                                  of common stock is authorized
                                                  for issuance under the Plan.
                                                  On May 14, 1996, the
                                                  stockholders approved an
                                                  increase in the number of
                                                  stock options available under
                                                  the Plan to 350,000. At
                                                  December 31, 1997, 90,000
                                                  stock options were available
                                                  under the Plan, which were
                                                  granted to the Company's
                                                  officers and directors in
                                                  April 1998. The Plan provides
                                                  that incentive and
                                                  nonqualified options may be
                                                  granted to officers and
                                                  directors and consultants to
                                                  the Company for the purpose
                                                  of providing an incentive to
                                                  those persons to work for the
                                                  Company. The Plan may be
                                                  administered by either the
                                                  Board of Directors or a
                                                  committee of three directors
                                                  appointed by the Board (the
                                                  "Committee"). The Board or
                                                  Committee determines, among
                                                  other things, the persons to
                                                  whom stock options are
                                                  granted, the number of shares
                                                  subject to each option, the
                                                  date or dates upon which each
                                                  option may be exercised and
                                                  the exercise price per share.
                                                  Options granted under the
                                                  Plan are exercisable for a
                                                  period of up to ten years
                                                  from the date of grant.
                                                  Options terminate upon the
                                                  optionee's termination of
                                                  employment or consulting
                                                  arrangement with the Company,
                                                  except that, under certain
                                                  circumstances, an optionee
                                                  may exercise an option within
                                                  the three-month period after
                                                  such termination of
                                                  employment. An optionee may
                                                  not transfer any options
                                                  except that an option may be
                                                  exercised by the personal
                                                  representative of a deceased
                                                  optionee within the
                                                  three-month period following
                                                  the optionee's death.
                                                  Incentive options granted to
                                                  any employee who owns more
                                                  than 10% of the Company's
                                                  outstanding common stock
                                                  immediately before the grant
                                                  must have an exercise price
                                                  of not less than 110% of the
                                                  fair market value of the
                                                  underlying stock on the date
                                                  of the grant and the exercise
                                                  term may not exceed five
                                                  years. The aggregate fair
                                                  market value of common stock
                                                  (determined at the date of
                                                  grant) for which any employee
                                                  may exercise incentive
                                                  options in any calendar year
                                                  may not exceed $100,000. In
                                                  addition, the Company will
                                                  not grant a nonqualified
                                                  option with an exercise price
                                                  less than 85% of the fair
                                                  market value of the
                                                  underlying common stock on
                                                  the date of the grant. For
                                                  options granted to employees
                                                  at exercise prices equal to
                                                  the fair market value of the
                                                  underlying common stock at
                                                  the date of grant, no
                                                  compensation cost is
                                                  recognized.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)

 ------------------------------------------------------------------------------

                                                  SFAS No. 123 requires the
                                                  Company to provide, beginning
                                                  with 1995 grants, pro forma
                                                  information regarding net
                                                  income and net income per
                                                  common share as if
                                                  compensation costs for the
                                                  Company's stock option plans
                                                  had been determined in
                                                  accordance with the fair
                                                  value based method prescribed
                                                  in SFAS No. 123. Such pro
                                                  forma information has not
                                                  been presented because
                                                  management has determined
                                                  that the compensation costs
                                                  associated with options
                                                  granted in 1997 and 1996 are
                                                  not material to net loss or
                                                  net loss per common share.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)

             ------------------------------------------------------------------

                                          Transactions involving options
                                          granted are summarized below:

                                                 1996                     1997
                                               Weighted                 Weighted
                                               average                  average
                                               exercise                 exercise
                                   Shares       price       Shares       price

Outstanding, January 1,           560,000       $2.32      775,000       $1.71
Granted                           240,000        3.01      240,000        1.77
Cancelled                         (25,000)       9.60     (195,000)       2.33
Outstanding, December 31,         775,000        1.71      820,000        1.39
===============================================================================
Exercisable, December 31,         725,000       $1.62      720,000       $1.32
===============================================================================


                                          The following table summarizes
                                          information about stock options
                                          outstanding under the Plan at
                                          December 31, 1997:




                   Options outstanding                   Options exercisable
                                Weighted
                  Number        average     Weighted     Number       Weighted
  Range of     outstanding at  remaining    average   exercisable at  average
 exercisable   December 31,    contractual exercisable December 31,  exercisable
   prices         1997            life       price        1997         price

$1.00 - $3.38    820,000          2.6        $1.39       720,000       $1.32
===============================================================================

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)


             ------------------------------------------------------------------

                                          In April 1998, the Company
                                          also granted 90,000 options
                                          to its officers and directors
                                          exercisable at $1.625 per
                                          share for a period of five
                                          years

                                     (b)  Stock Warrants

                                          The following table summarizes
                                          information about stock warrants at
                                          December 31, 1997:

                                                 Warrants outstanding
                                                   and exercisable

                                              Number              Weighted
                                          outstanding at           average
                                           December 31,           remaining
Range of exercise prices                       1997            contractual life

$ 1.25 - $ 4.00                               555,700                4.8
$13.20 - $14.75                                87,000                1.7
                                              642,700                4.4
===============================================================================


 8  COMMITMENTS                      (a)  Employment Agreements

                                          Effective May 1, 1994, the
                                          Company entered into three-year
                                          employment agreements with the three
                                          officers and terminated the
                                          existing consulting and
                                          retainer agreement with them.
                                          The agreements were extended
                                          to June 1, 2000 by two additional
                                          years on October 23, 1995, and another
                                          two additional years on December 23,
                                          1996. The amended agreements provided
                                          for aggregate annual compensation
                                          of $336,000 for the Chairman
                                          of the Board, President and
                                          Secretary/Treasurer of the
                                          Company, and the granting of
                                          options to the three officers
                                          to purchase 460,000 shares of
                                          common stock of the Company
                                          at the exercise price of
                                          $1.00 per share with vesting
                                          over a five-year period (20%
                                          per year).


                                         On October 30, 1996, the Company
                                         entered into a termination agreement
                                         with its Peter Klenner, then
                                         President, which provided,
                                         among other things, for (1)
                                         his resignation as an officer,
                                         director and employee and (2) the
                                         cancellation of his employment
                                         agreement upon payment of $372,000
                                         which amount is to be deducted from
                                         the amount owed by a company
                                         controlled by him in connection
                                         with the purchase of one of the
                                         Company's condominium buildings. Mr.
                                         Klenner retained his rights
                                         as a stock optionee with respect to his
                                         285,000 (subsequently reduced to
                                         250,000) options under his
                                         employment agreement and pursuant to
                                         the Company's Incentive Stock Option
                                         Plan of 1993. Unless he exercises
                                         his options within 5 years of
                                         the date the options were granted, the
                                         options will expire. A compensation
                                         expense of $972,000 has been charged
                                         to 1996 operations as a result of
                                         cancelling the President's employment
                                         agreement and extending the
                                         termination date of his options
                                         (see Note 9(a)).

                                          On December 23, 1996, the Board of
                                          Directors extended the employment
                                          contracts with Robert Genova, then
                                          Chairman of the Board and Frank Cohen,
                                          then Treasurer, to December 31, 2001
                                          and increased their annual
                                          compensation to $144,000 and $120,000,
                                          respectively.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO THE MONTHS ENDED


                                                        JUNE 30, 1997 AND 1998)

                                          In February 1997, Peter Klenner,
                                          the former President of the Company,
                                          was retained as a consultant to the
                                          Company to oversee the Company's real
                                          estate interests and Internet
                                          business. He agreed to render
                                          consulting services for a two-year
                                          period for a fee of 100,000 five-year
                                          options exercisable at $2.00 per
                                          share. The compensation relating to
                                          these options of $50,000 is being
                                          charged to operations over a two-year
                                          period.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)

             ------------------------------------------------------------------


                                                  Also in February 1997, Robert
                                                  Genova, the Company's then
                                                  Chairman of the Board,
                                                  resigned as an officer,
                                                  director and employee, and
                                                  agreed to a cancellation of
                                                  his employment agreement upon
                                                  payment of $50,000, which
                                                  represented the approximate
                                                  amount owed to him with
                                                  respect to 1996 salary. In
                                                  addition, 125,000 stock
                                                  options which were granted to
                                                  him under his employment
                                                  agreement did not terminate
                                                  as a result of the
                                                  resignation, but continues to
                                                  be governed by the original
                                                  terms of the options.
                                                  Compensation of $100,000 has
                                                  been charged to the 1997
                                                  operations relating to the
                                                  extension of the period of
                                                  exercisability of the
                                                  options. Mr. Cohen, the
                                                  Company's Treasurer, was
                                                  appointed Chairman of the
                                                  Board with an increase in
                                                  compensation to $150,000
                                                  effective July 1, 1997 and
                                                  the term of his employment
                                                  contract was extended to
                                                  December 31, 2005. The
                                                  Company will also provide Mr.
                                                  Cohen with a split dollar
                                                  life insurance policy in the
                                                  face amount of $1,000,000 to
                                                  be structured so that the
                                                  premium and other costs paid
                                                  by the Company would be
                                                  recovered by the Company out
                                                  of the insurance proceeds.

                                          (b)     Lease Commitment

                                                  The Company leases office
                                                  space in Budapest, Hungary,
                                                  which provides for future
                                                  minimum annual lease payments
                                                  of approximately $114,000
                                                  through March 31, 2002.

                                          (c)     Service Agreements

                                                  The Company has entered into
                                                  various communications
                                                  service agreements with terms
                                                  in excess of one year in
                                                  connection with the Internet
                                                  business which provide for
                                                  aggregate minimum annual
                                                  payments by the Company as
                                                  follows:

1998                                                               $  424,000
1999                                                                  424,000
2000                                                                  424,000
2001                                                                  190,000
2002                                                                  190,000
                                                                   $1,652,000

===============================================================================

 9  RELATED PARTY TRANSACTIONS       (a)  Transactions with Former President

                                          On October 30, 1996, the
                                          Board of Directors approved
                                          the sale of one of the
                                          condominium buildings under
                                          construction to a company
                                          controlled by Peter Klenner,
                                          the Company's President and
                                          Chief Executive Officer. The
                                          building to be sold contained
                                          the four units for which
                                          deposits for the full sales
                                          price have been received by
                                          the Company (see Note 5(b)).
                                          The purchaser agreed to
                                          purchase all of the
                                          apartments in the building,
                                          except for one, for $1,479,653.

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)


             ------------------------------------------------------------------

                                          On October 30, 1996, Mr. Klenner
                                          also resigned as an officer, director
                                          and employee and agreed to a
                                          cancellation of his employment
                                          agreement (which provided for
                                          $168,000 salary per annum until
                                          February 1999), upon payment of
                                          $372,000. The $372,000,
                                          together with an additional
                                          amount of approximately
                                          $1,017,000 owed Mr. Klenner,
                                          was used as a deposit with
                                          $90,000 being owed by him on
                                          the above purchase at
                                          December 31, 1997. The sale
                                          was recognized during the six
                                          months ended June 30, 1998.

                                          It was further agreed that
                                          250,000 stock options which
                                          were granted to Mr. Klenner
                                          under his employment agreement
                                          and pursuant to the Company
                                          Incentive Stock Option Plan of 1993
                                          will not terminate but will continue
                                          to be governed by the original terms
                                          of the options. Compensation and
                                          related costs for the year
                                          ended December 31, 1996 on
                                          the statement of loss include
                                          $372,000 in connection with
                                          the cancellation of Mr. Klenner's
                                          employment agreement and $600,000
                                          relating to the extension of
                                          the period of exercisability
                                          of his options.

                                     (b)  The Company paid legal fees
                                          to Frank Cohen, the
                                          Secretary/Treasurer and current
                                          Chairman of the Board, of $112,000
                                          and $24,000 for the years ended
                                          December 31, 1996 and 1997,
                                          respectively.

10  ACQUISITIONS                     On January 2, 1997, the Company acquired
                                     three Hungarian Internet service companies for a purchase price of approximately
                                     $1,913,000, consisting of $1,225,000 in
                                     cash ($825,000 paid in 1996), 204,000
                                     shares of common stock of the Company
                                     (144,000 issued in 1996), assumption
                                     of $128,000 of liabilities, and $356,000 in notes, of which $191,000 is still owed at December 31, 1997 and is payable at various dates through October 31, 1998.


                                     These acquisitions have been accounted for using the purchase method of accounting. The cost in excess of net assets acquired (goodwill) of approximately $1,900,000 resulting from these acquisitions is being amortized over 5 years using the straight-line method.

                                     The Company's consolidated statement of
                                     loss for the year ended December 31, 1997 includethe results of operations of the Internet service companies from the acquisition date. The pro forma results of operations are based on the historical financial statements of the Company and the Internet providers. The following pro forma results are unaudited and are not necessarily indicative of what the actual results of operations of the Company would have been, assuming the transactions had been completed as of January 1, 1996, nor necessarily indicative of the results of operations for future periods.


Year ended December 31, 1996 (unaudited)

Net revenues                                              $  948,000
Net loss                                                  (4,600,000)
Net loss per share                                             (2.44)

===============================================================================

                          EUROWEB INTERNATIONAL CORP.
                    (FORMERLY HUNGARIAN TELECONSTRUCT CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (UNAUDITED WITH RESPECT TO JUNE 30, 1998 AND THE SIX MONTH
                                         PERIODS ENDED JUNE 30, 1998 AND 1997)


             ------------------------------------------------------------------


                                          The above unaudited pro forma results
                                          have been adjusted to reflect the
                                          amortization of goodwill generated by
                                          the acquisitions, over a 5-year
                                          period, and additional interest
                                          expense.

11  SUBSEQUENT EVENTS                Resolutions approved by the Board of
                                     Directors

                                     On July 15, 1998, the Board of Directors approved the following resolutions:

                                     1. To increase the authorized number of
                                        shares of stock from 20,000,000 to
                                        30,000,000 shares, consisting of
                                        25,000,000 shares of common stock
                                        and 5,000,000 shares of preferred
                                        stock.  Such resolution is subject to
                                        approval by the shareholders.

                                     2. To increase the number of shares of
                                        common stock to be available under the
                                        1993 Stock Option Plan from
                                        350,000 to 700,000. Such resolution is
                                        subject to approval by the
                                        shareholders.

                                     3. To appoint Robert Genova as
                                        Treasurer and Chief Financial
                                        Officer until the pending
                                        public offering has been completed.
                                        At that time, he will resign the latter
                                        position and will assume the position
                                        of President at a salary of $72,000 per
                                        year for six years.

                                     4. To enter into an employment agreement
                                        after the completion of the pending
                                        public offering) with Csaba Toro, Vice
                                        President and Managing Director of
                                        Hungarian operations at a salary
                                        of $96,000 per year for six years.

                                     5. To grant 100,000 six year common stock
                                        options each (after completion of the
                                        proposed public offering) to the
                                        Chairman of the Board, the President
                                        and the Vice President. The options
                                        will be exercisable at the price
                                        established for the common stock in the
                                        proposed public stock offering.

                  -----------------------------------------------------
    No person is authorized to give
any information or to make any
representation other than those
contained in this Prospectus, and
if given or made, such information
or representation must not be relied
upon as having been authorized by the
Company or any Underwriter. This
Prospectus does not constitute an
offer to sell or a solicitation of
 an offer to buy any security other
than the Units offered by this
Prospectus, or an offer to sell or a
solicitation of an offer to buy the
Units or from any person in any
jurisdiction in which such offer
or solicitation would be unlawful.
Neither the delivery of this Prospectus
nor any sale made hereunder shall, under
any circumstances, create any implication
that there has been no change in the
business or affairs of the Company                1,000,000 Units
since the date hereof or that the
information in this Prospectus is correct as of any time subsequent to the date hereof.

            TABLE OF CONTENTS

                                PAGE

Prospectus Summary.............    4
Summary of Financial Information.  8
Risk Factors.....................  9
Price Range of Securities.......  14
Capitalization.................   15               EuroWeb
Dividend Policy................   15          International Corp.
Use of Proceeds................   15
Selected Financial Information.   17
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations.....   18              Prospectus
Business.......................   22
Management.....................   29
Principal Stockholders.........   32
Certain Transactions...........   33         J.W. Barclay & Co., Inc.
Description of Securities......   34
Shares Eligible for Future Sale   37
Underwriting...................   38
Legal Matters..................   39
Experts........................   40           August      , 1998
Index to Financial Statements...  F-1

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such director, officer, employee or agent of the corporation person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses. Section 10 of the Company's Certificate of Incorporation, and Article X of the Company's By-laws provide that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL. In addition, Section 9 of the company's Certificate of Incorporation provides, in general, that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for beach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses of the registrant, other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered hereby are estimated to be as follows:

     Securities and Exchange Commission Registration Fee............      3,950
     NASD registration fee..........................................      1,839
     The NASDAQ SMALL-CAP Market listing fee........................      1,000
     Printing and engraving expenses*...............................     20,000
     Accounting fees and expenses*..................................     25,000
     Legal Fees and expenses*.......................................    100,000
     Blue Sky fees and expenses*....................................     50,000
     Underwriters' Expense Allowance................................    180,000
     Transfer agent fees and expenses*..............................      3,000
     Miscellaneous*.......................................  .            15,211
                                                                       --------
     Total*.........................................................    400,000
                                                                        =======

*   Estimated
                                                                            F-1

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.

         During the past three years, the Registrant has sold securities to a limited number of persons, as described below. Except as indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith. The purchasers of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transactions. All purchasers of securities in each such transaction had adequate access to information about the Registrant.

                  (1) In October 1996, Registrant sold to 7 persons an aggregate of 22 units (the "Units"), each Unit consisting of 25,000 shares of Common Stock (aggregate 550,000) and 25,000 five year Common Stock Purchase Warrants (aggregate 555,000) exercisable at $2 per share (reduced to $1.25 per share on June 27, 1997) for a purchase price of $50,000 per Unit, or an aggregate of $1,100,000. In connection with the financing, the Registrant paid a selling commission of $100,000 to an unaffiliated finder. Each of the purchasers signed a letter indicating an agreement to hold the shares for investment. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. The names of the persons purchasing units pursuant to the private placement are as follows:

                                  Number of         Number of           Amount
NAME                               SHARES            WARRANTS            PAID
----                              ------------       -----------       --------
Mr. Steve Altman.....                50,000            50,000          $100,000
Mr. Kenneth S. Grossman.....         25,000            25,000           $50,000
Mr. Edward S. Gutman.........        50,000            50,000          $100,000
Hudson Investment Partners...        25,000            25,000           $50,000
Mr. Augustus La Rocca and
  Mr. Joseph La Rocca.......        250,000           250,000          $500,000
Mr. Joel Stuart.............         50,000            50,000          $100,000
Mr. George Szakacs..........        100,000           100,000          $200,000


                  (2) From November 1996 to March 1997, the Registrant sold $1,642,500 of two year 10% convertible debentures to 11 foreign investors outside the United States pursuant to Regulation S. The notes were convertible into shares of Common Stock at a discount of 50% from the average closing bid price of the shares on NASDAQ for the 5 day period prior to the date of the Notice of Conversion. Prior to the date of this prospectus, all of the notes had been converted into 3,034,460 shares of Common Stock of the Company. Sales of these notes were effected in Europe through an unaffiliated finder who received a 10% commission. Each of the purchasers signed a letter indicating an agreement to hold the shares for investment. The issuance of these securities were considered exempt from registration under Section 4(2) of the Securities Act of 1933, and the Regulation S promulgated thereunder. The names of the investors and the number of shares purchase and the amounts paid are as follows:

                                              Amount of
                                                Note            Shares Received
              COMPANY NAME                        $              ON CONVERSION*
              ------------                       ---             --------------
Dreyton Investment Ltd.                        125,000                  217,955
First National Funding Corp.                   435,000                  832,861
(Montreal)
R. Wagli & Cie A.G.                            245,000                  351,714
Consult SL                                     130,000                  221,239
Beresford Overseas Corp.                       130,000                  162,512
West Ventures Ltd.                              17,500                   18,667
Intergalatic Growth Fund, Inc.                 150,000                  265,566
Mutual Indemnity                               200,000                  438,333
Contiglia Ltd.                                  40,000                  114,285
First Nat
National Fund Corp.                            100,000                  207,109
(Bahamas)T.L.T. Investments Ltd                  70,000                 204,219
                                              --------              ----------

TOTAL                                       $1,642,500               3,034,460
                                             =========               =========

         (3)(a) In February 1994, the Company issued non-qualified options to purchase 410,000 shares for five years exercisable at $1 per share. Such options were issued to Peter E. Klenner (250,000), Robert Genova (125,000) and Frank R. Cohen (35,000), then officers and directors of the Company. In July 1988, Peter E. Klenner exercised 30,000 of his 250,000 options leaving 380,000 of such options still outstanding, which 380,000 options expire in February 1999.

             (b) In February 1997, The Company issued non-qualified options to purchase 100,000 shares for five years exercisable at $2 per share to Peter E. Klenner, then a consultant to the Company and no longer an officer or director of the Company.

             (c) Between February 1997 and April 1998, the Company issued qualified five year options to purchase 350,000 shares to employees and directors under its 1993 Stock Option Plan as follows:

DATE OF   NAME               POSITION   NUMBER OF   EXERCISE PRICE
GRANT                                   OPTIONS

02/06/97  Csaba Toro          Employee   50,000     $2.00
02/06/97  Imre Kovats         Employee   45,000     $2.00
05/06/97  Laszlo Josa         Employee   10,000     $1.50
05/06/97  Crista Hollo        Employee   10,000     $1.50
10/30/96  John B. Ryan        Director   10,000     $3.375
10/30/97  Donald K. Roberton  Director   40,000     $1.25 } Reduced from $3.375
10/30/97  Frank R. Cohen      Employee   75,000     $1.25 } Reduced from $3.375
10/30/96  Richard G. Maresca  Director   20,000     $1.25 } Reduced from $3.375
04/20/98  Frank R. Cohen      Employee   30,000     $1.625
04/20/98  Robert Genova       Director   30,000     $1.625
04/20/98  Donald K. Roberton  Director   10,000     $1.625
04/20/98  Richard G. Maresca  Director   10,000     $1.625
04/20/98  Hershel Krasnow     Director   10,000     $1.625


         Exemption is claimed on such securities since the transactions did not involve a public offering under Section 4(2) of the Act. Further, no underwriter was involved in such sales, there was no underwriting discounts or commissions and each of the recipients agreed to take the securities for investment and without a view to distribution or resale thereof and to have an appropriate restrictive legend placed on their securities. Also, the Company did not engage in general advertising or general solicitation with respect to the aforementioned transactions; the investors who acquired securities were provided with all information requested by them and were afforded continuing access to information and such investors had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof. The Company registered the Stock Option Plan and the Management Options under which the aforementioned options were granted on Form S-8 Registration Statement on December 9, 1996.

         (4) In January 1997, the Company issued 84,000 shares of common stock to Peter Maros in exchange for 100% of the outstanding shares of MS Telecom RT, an Internet Service Provider, and in January 1997 and in 1998, the Company issued 120,000 shares of common stock to Global Net Hungary Kft (60,000) and Darol RT (60,000) both Hungarian Corporations that owned 100% of the outstanding shares of E-Net Hungary Telecommunications and Multimedia Kft, ("E-Net"), in exchange for 100% of the outstanding shares of E-Net, an Internet Service Provider.

         All of such shares were acquired for investment purposes only and the certificates representing the shares have had restrictive legends imprinted thereon.

         Registration of the above sales was not required since the issuance of the securities was exempt as an issuance not constituting a public offering under Section 4(2) of the Securities Act of 1933. No underwriter was involved in the transaction.

----------------

 ITEM 27.         EXHIBITS

A.  Exhibits* (numbers below reference Regulations S-B)

     (1)     (a)    Revised Form of Agreement Among Underwriters, Underwriting
                    Agreement, and Selected Dealer Agreement(7)

             (a)(i) Amended form of Underwriting Agreement(8)
     (3)     (a)    Certificate of Incorporation filed November 9, 1992(1)

             (b)    Amendment to Certificate of Incorporation filed July 9,
                    1997
             (c)    By-laws(1)

             (d) Revised Proposed Certificate of Designation Relating to the Series A Convertible Preferred Stock(8)

     (4)     (a)    Form of Common Stock Certificate(1)

             (b) Form of Underwriters' Warrants to be sold to Underwriters(1)
             (c) Placement Agreement between Registrant and J.W. Barclay & Co., Inc. and form of Placement Agent Warrants issued in connection with private placement financing(1) (d) Form of 10% Convertible Debenture used in connection with private placement financing pursuant to Regulation S(3)

             (e) Form of Common Stock Purchase Warrant in connection with private placement financing under Section 506 of Regulation D(3)

             (f) Revised Form of Warrant Agreement including Form of Common Stock Purchase Warrant Certificate(7)

             (g) Form of Series A Preferred Stock Certificate(7) (h) Revised
                 Form of Underwriter's Unit Warrant(7) (i) Form of Unit Certificate(7) (j) Form of Common Stock Purchase Warrant Certificate(7)

      (5) (a) Opinion of Cohen & Cohen as to legality of shares being offered(7)
     (10) (a) Consulting agreement between Registrant and Klenner Securities Ltd.(1)

             (b) Consulting agreement between Registrant and Robert Genova(1)
             (c) Consulting agreement between Registrant and Laszlo Modransky(1) (d) 1993 Incentive Stock Option Plan(1)

             (e) Sharing agreement for space and facilities between Registrant and Hungarian Telephone and Cable Corp.(1)

             (f) Articles of Association (in English) of Teleconstruct Building
                 Corp.(1) (g) Articles of Association (in English) of Termolang Engineering and Construction Ltd.(1) (h) Letter of intent between Teleconstruct Building Corp. and Pilistav(1)

             (i) Employment agreement between Registrant and Robert Genova(2) and termination agreement dated February 5, 1997(3)

             (j) Employment agreement between Registrant and Peter E. Klenner(2) and termination agreement dated October 30, 1996, and agreement for sale of condominium unit to M&A(3)

             (k) Employment agreement between Registrant and Frank R. Cohen(2) and modifications of employment agreement(3)

             (1) Letter of Intent agreement between Registrant and Raba-Com
                 Rt.(3) (m) Letter of Intent agreement between Registrant and Kelet-Nograd Rt.(3)

             (n) Letter of Intent agreement between Registrant and 3 Pilistav villages for installation of cable in those areas(3)

             (o) Lease agreement between Registrant's subsidiary EUNET Kft. and Varosmajor Passage, Kft. for office space(3)

             (p) Acquisition agreement between Registrant and KFKI Computer Systems Corp. dated December 13, 1996(3)

             (q)    Acquisition agreement between Registrant and E-Net
                    Hungary(3)
             (r)    Acquisition agreement between Registrant and MS Telecom
                    Rt.(3)
             (s)    Employment Agreement between Registrant and Imre Kovats(3)
             (t)    Employment Agreement between Registrant and Csaba Toro(3)
             (u)    Promissory Note from Registrant to HBC(3)
             (v) Communication Services Agreement between Registrant and MCI Global Resources, Inc.(4)
             (w) Lease and Option Agreement for Building B as of April 1, 1998 with Hafisa Kft.(5)
             (x) License Agreement between GRIC Communications, Inc. and EuroWeb Internet Service Provider Co.(5)

             (y) Consulting Agreement between Registrant and Eurus Capital Corporation and Rescission Agreement(7)

             (y)(i) Agreement rescinding Option Agreement with Eurus Capital
                    Corporation(8)
             (z) Financial Consulting Agreement between Registrant and J.W. Barclay & Co., Inc.(7)
             (aa) Mergers and Acquisitions Agreement between Registrant and J.W. Barclay(7)

     (21)           Subsidiaries of the Registrant(7)

     (23)    (a)    Consent of Cohen & Cohen (included in their opinion filed
                    as Exhibit 5(a))(7)
             (b)    Consent of BDO Seidman(7)
             (c)    Consent of Dr. Istvan L. Fekete(8)
     (25)           Power of Attorney (included on signature page)
----------------
     (1) All Exhibits are incorporated by reference to Registrant's Registration Statement on Form SB-2 dated May 12, 1993 (Registration No. 33-62672-NY, as amended)
     (2)     Filed with Form 8-K as of February 17, 1994
     (3)     Filed with Form l0-KSB for year ended December 31, 1996
     (4)     Filed with Form 10-QSB for quarter ended September 30, 1997.
     (5)     Filed with Form 10-KSB for year ended December 31, 1997
     (6)     Filed with Registration Statement 333-52841
     (7)     Filed with Amendment No. 1 to Registration Statement 333-52841
     (8)     Filed with Amendment No. 2 to Registration Statement 333-52841

ITEM 28.       UNDERTAKINGS

The undersigned registrant hereby undertakes:

               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                    (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the Prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement; and (iii)to include any additional or changed material on the plan of distribution.

               (2) That, for determining any liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

         The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         The undersigned registrant hereby undertakes that:

         1) For determining any liability under the Securities Act it will treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

         2) For determining any liability under the Securities Act, it will treat each post-effective amendment that contains a form of Prospectus as to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering of these securities.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and authorized this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on August 19, 1998.

                                          EUROWEB INTERNATIONAL CORP.

                                  By:     /S/FRANK R. COHEN

                                          Frank R. Cohen, Chairman of the Board

     Each of the undersigned does hereby appoint Robert Genova and Frank R. Cohen and, each of them severally, its or his true and lawful attorneys to execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each of such attorneys shall have the power to act hereunder with or without the other.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated:

   SIGNATURE                  TITLE                         DATE



/S/FRANK R. COHEN         Chairman of the Board,            August 19, 1998
Frank R. Cohen            President, Principal
                          Executive Officer, Secretary


/S/ROBERT GENOVA          Director, Treasurer, Principal    August 19, 1998
Robert Genova             Accounting Officer


/S/RICHARD G. MARESCA     Director                          August 19, 1998
Richard G. Maresca


/S/DONALD K. ROBERTON     Director                          August 19, 1998
Donald K. Roberton


/S/HERSHEL KRASNOW        Director                          August 19, 1998
Hershel Krasnow

                                                                  EXHIBIT 23(B)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

EuroWeb International Corp.
New York, New York

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 10, 1998, relating to the consolidated financial statements of EuroWeb International Corp. and subsidiaries, which are contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   /S/BDO SEIDMAN, LLP
                                                   BDO Seidman, LLP

New York, New York
May 15, 1998

                                                                  EXHIBIT 23(C)

EuroWeb International Corp. formerly
Hungarian Teleconstruct Corp. formerly
Hungarian Infrastructure Development

                         CONSENT OF HUNGARIAN COUNSEL

     We hereby consent to the reference to our firm under the caption "Experts" appearing in the Prospectus which is part of this Registration Statement No. 333-52841, filed with the United States Securities and Exchange Commission.

/S/DR. ISTVAN L. FEKETE
Dr. Istvan L. Fekete
Attorney at Law

Member Of the Budapest Bar Association
Budapest Law Firm No.4.

Budapest, Hungary
Dated:   July 28, 1998

                                             Dr. Fekete Istvan Laszlo
                                            Budapest 4.sz Ugyvedi Iroda
                                            1077 Budapest, Kiraly . 67.

                                              Tel./Fax: 36 1 351 1748
                                               Mobile: 06 20 342 301